Product Supplement EQUITY MLI-1 (To the Prospectus dated December 20, 2023 and the Prospectus Supplement dated December 20, 2023)	Registration Statement No. 333-275898 Filed Pursuant to Rule 424(b)(5) September 12, 2025

Notes Linked to One or More Equity Indices, Exchange-Traded Funds or Securities

•     The notes are unsecured senior notes issued by Royal Bank of Canada. Any payments due on the debt securities, including any repayment of principal, will be subject to the credit risk of Royal Bank of Canada.

•     The return on the notes will be based on the performance of an underlying “Market Measure,” which will be an equity index (an “Index”), an exchange-traded fund (an “Underlying Fund”), the common equity securities or American Depositary Receipts (“ADRs”) of a company other than us, the agents or our respective affiliates (an “Underlying Stock”), a basket of the foregoing; the worst-performing of any of the foregoing; or the best-performing of any of the foregoing.

•     The notes may or may not pay coupons on either a contingent or fixed basis. Depending on the terms of the notes, the amount payable at maturity per unit (the “Redemption Amount”) may be less than, equal to or greater than the principal amount. The notes may or may not be callable by us in our discretion or subject to automatic early redemption prior to maturity.

•     This product supplement describes the general terms of the notes, the risk factors to consider before investing, the general manner in which the notes may be offered and sold, and other relevant information.

•     For each offering of the notes, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, maturity date and certain risk factors. The applicable term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

•     The notes will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.00. The applicable term sheet may also set forth a minimum number of units that you must purchase.

•     Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

•     BofA Securities, Inc. (“BofAS”) and/or one or more of its affiliates may act as our agents to offer the notes and will act in a principal capacity in such role.

The notes are unsecured and are not savings accounts or insured deposits of a bank. The notes are not insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other Canadian or U.S. governmental agency or instrumentality. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-6 of this product supplement, page S-3 of the accompanying Series J prospectus supplement, and page 1 of the accompanying prospectus. You may lose all or a significant portion of your investment in the notes.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

BofA Securities

TABLE OF CONTENTS

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable term sheet, this product supplement or the accompanying prospectus supplement or prospectus with respect to the notes offered by the applicable term sheet or with respect to Royal Bank of Canada. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The applicable term sheet, together with this product supplement and the accompanying prospectus supplement and prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of Royal Bank of Canada. The information in each applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisers. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

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SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement, the accompanying prospectus supplement and prospectus, as well as the applicable term sheet. Neither we nor BofAS or any of its affiliates have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it.

Key Terms:

General:

The notes are senior debt securities issued by Royal Bank of Canada, and are not insured by the Canada Deposit Insurance Corporation or the FDIC, or secured by collateral. They rank equally with all of our other unsecured senior debt from time to time outstanding. Any payments due on the notes, including any repayment of principal, are subject to our credit risk.

The return on the notes will be based on the performance of a Market Measure. We may issue, among other things, notes in which the payment(s) will be made or will increase if the value of the Market Measure increases (“Bullish Notes”) or we may issue notes in which the payment(s) will be made or will increase if the value of the Market Measure decreases (“Bearish Notes”). Depending on the terms of the notes, the Redemption Amount may be less than, equal to or greater than the principal amount.

Each issue of the notes will mature on the date set forth in the applicable term sheet, unless, if applicable, the notes are called prior to maturity at our option or automatically called prior to maturity upon the occurrence of certain specified events.

The notes may or may not pay coupons on either a contingent or fixed basis. The notes may or may not be callable or subject to early redemption prior to maturity.

Market Measure:

The Market Measure may consist of one or more of the following:

•      U.S. broad-based Indices;

•      U.S. sector or style-based Indices;

•      non-U.S. or global Indices;

•      Underlying Funds;

•      the Underlying Stock of a company other than us, the agents or our respective affiliates (an “Underlying Company”) represented either by a class of common equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by ADRs. ADRs are securities issued through depositary arrangements and registered under the Exchange Act that represent non-U.S. equity securities. If an Underlying Stock is an ADR, references to the “Underlying Company” of that Underlying Stock refer to the issuer of the shares underlying the ADR; or

•      any combination of the above.

The Market Measure may consist of a group, or “Basket,” of the foregoing. We refer to each Index, Underlying Fund or Underlying Stock included in any Basket as a

“Basket Component.” If the Market Measure to which your notes are linked is a Basket, the Basket Components will be set forth in the applicable term sheet.

The Market Measure may also consist of the “Worst-Performing” (to be defined in the applicable term sheet) of two or more of any of the following types of components (together with the components set forth in the immediately following paragraph, each, an “Underlying”): Indices, Underlying Funds, Underlying Stocks and Baskets (the “Worst-Performing Market Measure”). If your notes are linked to the Worst-Performing Market Measure, references in this product supplement to “Market Measure” should be read as references to the applicable Worst-Performing Market Measure.

The Market Measure may also consist of the “Best-Performing” (to be defined in the applicable term sheet) of two or more of any of the following types of components (together with the components set forth in the immediately prior paragraph, each, an “Underlying”): Indices, Underlying Funds, Underlying Stocks and Baskets (the “Best-Performing Market Measure”). If your notes are linked to the Best-Performing Market Measure, references in this product supplement to “Market Measure” should be read as references to the applicable Best-Performing Market Measure.

Payment(s) on the Notes:	The applicable term sheet will set forth the manner in which payment(s) on the notes, including any coupon payment(s) or any payment at maturity or upon early redemption, will be determined. See “Description of the Notes.”

Principal at Risk:	Depending on the terms of an issue of notes, there may be no guaranteed return of principal at maturity and you may lose all or a significant portion of your principal amount. Further, if you are able to sell your notes prior to maturity or early redemption, the price you may receive may be less than the price that you paid for your notes.

Calculation Agent:	The calculation agent will make all determinations associated with the notes. Unless otherwise set forth in the applicable term sheet, we will appoint RBC Capital Markets, LLC (“RBCCM”), or one of its affiliates, to act as calculation agent for the notes. See “Description of the Notes—Role of the Calculation Agent.”

Agents:	BofAS and/or one or more of its affiliates will act as our agents in connection with each offering of the notes and will receive an underwriting discount based on the number of units of the notes sold. None of the agents is your fiduciary or adviser solely as a result of the making of any offering of the notes, and you should not rely on this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase the notes.

Listing:	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

This product supplement relates only to the notes and does not relate to any Index, Underlying Fund or Underlying Stock that comprises the Market Measure described in any applicable term sheet. You should read carefully the entire prospectus, prospectus supplement and this product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the section in this product supplement entitled “Risk

Factors,” which highlights a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. Additional risk factors may be set forth in the applicable term sheet. If information in this product supplement is inconsistent with the accompanying prospectus or prospectus supplement, this product supplement will supersede those documents. However, if information in any term sheet is inconsistent with this product supplement, that term sheet will supersede this product supplement. You should carefully review the applicable term sheet to understand the specific terms of your notes.

Neither we nor any agent is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Certain terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement or prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Royal Bank of Canada.

You are urged to consult with your own attorneys and business and tax advisers before making a decision to purchase any notes.

Risk Factors

Your investment in the notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the accompanying prospectus supplement and prospectus, in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there may be no guaranteed return of principal. To the extent set forth in the applicable term sheet, there may not be a fixed principal repayment amount on the notes at maturity. The return on the notes will be based on the performance of a Market Measure and therefore you may lose all or a significant portion of your investment at maturity if the notes are not called, if applicable, and the value of the Market Measure decreases over the term of the notes (or in the case of Bearish Notes, increases). You should read the applicable term sheet to determine the extent to which your investment in the notes may result in the loss of your investment due to changes in the value of a Market Measure.

The payment(s) on the notes may be limited to a maximum return at maturity or to any coupons which may be payable during the term of the notes, and may be less than a comparable investment directly in the Market Measure or any of its underlying assets. If so specified in the applicable term sheet, the notes may have a fixed maximum return at maturity, regardless of the performance of the Market Measure. If your notes are coupon-bearing, payments on the notes may be limited to any coupons which may be payable during the term of the notes. In these cases, your return on the notes may be less than the return that you could have realized if you invested directly in the Market Measure (or any securities, commodities or other assets represented by the Market Measure), and you will not receive the full benefit of any appreciation (or in the case of Bearish Notes, decreases) in the value of the Market Measure.

In addition, unless otherwise set forth in the applicable term sheet, and except in the event of an adjustment as described in “Description of the Notes—Anti-Dilution Adjustments Relating to Underlying Stocks” and “Description of the Notes—Anti-Dilution Adjustments and Discontinuance Adjustments Relating to Underlying Funds” of this product supplement, the value of the Market Measure as of any date will not reflect the value of dividends paid, or distributions made, on the Market Measure or any of its underlying assets or any other rights associated with the Market Measure or those underlying assets. Thus, any return on the notes will not reflect the return you would realize if you actually owned the Market Measure or any of its underlying assets.

Additionally, the Market Measure may be or include an Index that includes components traded in a non-U.S. currency that, for purposes of calculating the level of such Index, are not converted into U.S. dollars. If the value of that currency strengthens against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned shares or units of the Market Measure or those components, as applicable.

You may not receive any coupons on the notes, and any return on the notes may be less than the yield on a conventional debt security of comparable maturity. The applicable term sheet will state whether your notes pay a coupon. If your notes are coupon-

bearing, they may pay contingent coupons or pay coupons only at a rate that is less than the rate we would pay on a conventional debt security of comparable maturity. Any return that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. To the extent that coupon payments on the notes are contingent upon the performance of a Market Measure, the greater the expected volatility of the Market Measure at the time the terms of your notes are set, the greater the expectation is at that time that you may not receive the contingent coupon payments. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your notes may be called prior to maturity. If so specified in the applicable term sheet, your notes may be called at our option prior to maturity, or may be automatically called upon the occurrence of certain specified events prior to maturity. If the notes are called, the term of the notes may be short, and no further payments(s) will be made on the notes after they have been called. In such a case, your ability to receive any coupons over the term of the notes, if applicable, will be limited. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to maturity.

Payments on the notes will not reflect changes in the value of the Market Measure other than on the Observation Dates or during the Maturity Valuation Period, as applicable. Unless otherwise specified in the applicable term sheet, changes in the value of the Market Measure during the term of the notes other than on the Observation Dates or during the Maturity Valuation Period, as applicable, will not be reflected in the determinations as to payments on the notes. To make these determinations, the calculation agent will refer only to the value of the Market Measure on the Observation Dates (as defined in “Description of the Notes—Certain Terms of the Notes—Payment(s) on the Notes”) or the calculation days during the Maturity Valuation Period (as defined in “Description of the Notes—Certain Terms of the Notes—Payment(s) on the Notes”), as applicable. As a result, even if the value of the Market Measure has increased (or in the case of Bearish Notes, decreased) at certain times during the term of the notes, you may not receive any positive return on the notes or may lose some or all of your investment if the value of the Market Measure subsequently declines (or in the case of Bearish Notes, increases) on the Observation Dates or the calculation days during the Maturity Valuation Period. In addition, if the Maturity Valuation Period for the notes consists of two or more scheduled calculation days, the Redemption Amount may be less than it would have been had the Redemption Amount been calculated based on the value of the Market Measure on any particular calculation day.

More favorable economic terms for the notes are generally associated with a Market Measure with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” is a measure of the degree of variation in the value of the Market Measure over a period of time. The greater the expected volatility with respect to the Market Measure on the pricing date, the higher the expectation as of the pricing date that the value of the Market Measure could decrease over the term of the notes (or in the case of Bearish Notes, increase), indicating a higher expected risk of loss on the notes. This greater expected risk will generally be reflected in more favorable terms (such as, for coupon-bearing notes, a higher coupon rate than the yield payable on our conventional debt securities with a similar maturity) than for similar securities linked to the performance of a Market Measure with a lower expected volatility as of the pricing date. You should therefore understand that a relatively higher coupon rate or other favorable economic terms may indicate an increased risk of loss. The volatility of the Market Measure can change significantly over the term of the notes. The value of the Market Measure for your notes could fall sharply, which could adversely affect the return on the notes.

If your notes are linked to a Basket, changes in the values of one or more of the Basket Components may be offset by changes in the values of one or more of the other Basket Components. The Market Measure of your notes may be a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase (or decrease, in the case of Bearish Notes), while the values of one or more of the other Basket Components may decrease or not increase as much (or increase or not decrease as much, in the case of Bearish Notes). Therefore, in calculating the value of the Basket at any time, increases (or decreases, in the case of Bearish Notes) in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases (or increases or lesser decreases, in the case of Bearish Notes) in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components that are more heavily weighted could have a greater impact upon the value of the Basket and, consequently, the return on your notes.

If your notes are linked to the Worst-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets, the notes will be subject to the risks of each Index, Underlying Fund, Underlying Stock or Basket, not a basket composed of the foregoing, and will be negatively affected if the value of any Index, Underlying Fund, Underlying Stock or Basket decreases, in the case of Bullish Notes, or increases, in the case of Bearish Notes, even if the value of any other Index, Underlying Fund, Underlying Stock or Basket does not. If your notes are linked to the Worst-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets (“Worst-Performing Notes”), you will be subject to the risks associated with each Index, Underlying Fund, Underlying Stock or Basket. Worst-Performing Notes will not be linked to an overall basket composed of the Indices, Underlying Funds, Underlying Stocks or Baskets, where the change in the value of one Index, Underlying Fund, Underlying Stock or Basket could be offset to some extent by the change in the value of any other Index, Underlying Fund, Underlying Stock or Basket. In this case, the individual performance of each Index, Underlying Fund, Underlying Stock or Basket would not be combined, and the change in the value of one Index, Underlying Fund, Underlying Stock or Basket would not be offset by any change in the value of any other Index, Underlying Fund, Underlying Stock or Basket. For example, you could lose some or all of your investment in the notes if the value of one Index, Underlying Fund, Underlying Stock or Basket has declined (or increased, in the case of Bearish Notes) over the term of the notes, even if the value of each other Index, Underlying Fund, Underlying Stock or Basket has increased (or decreased, in the case of Bearish Notes) over the term of the Notes. The same analysis is true with respect to all determinations to be made for Worst-Performing Notes.

If your notes are Worst-Performing Notes, you will not benefit in any way from the performance of any better performing Index, Underlying Fund, Underlying Stock or Basket. If your notes are Worst-Performing Notes, the return on the notes will depend solely on the performance of the Worst-Performing Market Measure, and you will not benefit in any way from the performance of any better performing Index, Underlying Fund, Underlying Stock or Basket. The notes may underperform a similar investment in each of the Indices, Underlying Funds, Underlying Stock or Baskets or a similar alternative investment linked to a basket composed of the Indices, Underlying Funds, Underlying Stock or Baskets. In either such case, the performance of any better performing Index, Underlying Fund, Underlying Stock or Basket

would be blended with the performance of the Worst-Performing Market Measure, resulting in a potentially better return than what you would receive on the notes.

If your notes are Worst-Performing Notes, it is more likely that you will not receive a positive return on the notes and will lose some or all of your investment. With two or more Indices, Underlying Funds, Underlying Stocks or Baskets, it is more likely that the value of at least one Index, Underlying Fund, Underlying Stock or Basket will decline (or increase, in the case of Bearish Notes) during the term of the notes than if the notes were linked to only one of the Indices, Underlying Funds, Underlying Stock or Baskets, in which case you may not receive a positive return on the notes and may lose some or all of your investment.

If your notes are Worst-Performing Notes, you will be subject to risks relating to the relationship between the Indices, Underlying Funds, Underlying Stocks or Baskets. By investing in Worst-Performing Notes, you assume the risk that the Indices, Underlying Funds, Underlying Stocks or Baskets may not exhibit a positive correlation (i.e., a tendency for their values to increase or decrease at similar times and by similar magnitudes). The less correlated the Indices, Underlying Funds, Underlying Stocks or Baskets, the more likely it is that the value of one Index, Underlying Fund, Underlying Stock or Basket will decline during the term of the notes, in which case you may not receive a positive return on the notes and may lose some or all of your investment. It is impossible to predict what the relationship between the Indices, Underlying Funds, Underlying Stocks or Baskets will be over the term of the notes.

If your notes are linked to the Best-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets, the Best-Performing Market Measure may have poor performance and may not significantly outperform any lesser-performing Index, Underlying Fund, Underlying Stock and/or Basket, as applicable. Even if your notes are linked to the Best-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets (“Best-Performing Notes”), the Best-Performing Market Measure may nevertheless have poor performance. Each Index, Underlying Fund, Underlying Stock or Basket may experience significant declines (or, in the case of Bearish Notes, increases), and the fact that the Notes are Best-Performing Notes does not mean that you will receive any positive return or not suffer a loss on the Notes. Moreover, the Best-Performing Market Measure may not significantly outperform any lesser-performing Index, Underlying Fund, Underlying Stock and/or Basket, as applicable. There is no assurance that having exposure to the Best-Performing Market Measure will provide a meaningful benefit relative to having exposure to only one Index, Underlying Fund, Underlying Stock or Basket, as applicable.

Payments on the notes are subject to our credit risk, and any actual or perceived changes in our creditworthiness are expected to affect the value of, or any amounts payable on, the notes. The notes are our senior unsecured debt securities. As a result, your receipt of any payments on the notes is dependent upon our ability to repay our obligations on the applicable payment date, regardless of the performance of the Market Measure. No assurance can be given as to what our financial condition will be on any payment date. If we become unable to meet our respective financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in the spread between the yield on our securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Valuation- and Market-related Risks

The initial estimated value of the notes considers certain assumptions and variables and relies in part on certain forecasts about future events, which may prove to be incorrect. The initial estimated value of the notes, which will be set forth in the applicable term sheet, is only an estimate, determined as of a particular point in time by reference to our and our affiliates’ pricing models. These pricing models consider certain assumptions and variables, including our credit spreads, our internal funding rate on the pricing date, mid-market terms on hedging transactions, expectations on interest rates and volatility, price-sensitivity analysis and the expected term of the notes. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect.

The public offering price you pay for the notes will exceed the initial estimated value. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them and lower than the initial estimated value. This is due to, among other things, changes in the value of the Market Measure, changes in the internal funding rate we pay to issue market-linked notes (which is typically lower than the rate that we might pay for a conventional fixed or floating rate debt security) and the inclusion in the public offering price of the underwriting discount and an expected hedging-related charge. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways.

The initial estimated value does not represent a minimum or maximum price at which we, BofAS or any of our other respective affiliates would be willing to purchase your notes in any secondary market (if any exists) at any time. The value of your notes at any time after issuance will vary based on many factors that cannot be predicted with accuracy, including the performance of the Market Measure, our creditworthiness and changes in market conditions.

We cannot assure you that there will be a trading market for your notes. If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the notes will depend on various factors, including our financial performance and changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that one or more of the agents or their affiliates will act as a market-maker for the notes that it offers, but none of them is required to do so and may cease to do so at any time. Any price at which an agent or its affiliate may bid for, offer, purchase, or sell any notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups or other transaction costs. These bids, offers or transaction costs may adversely affect the prices, if any, at which those notes might otherwise trade in the market. In addition, if at any time any entity were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable term sheet, we will not list the notes on any securities exchange or quotation system. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the notes on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

The notes are not designed to be short-term trading instruments, and if you attempt to sell the notes prior to maturity, their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The notes are not designed to be short-term trading instruments. Unless otherwise set forth in the applicable term sheet, you have no right to have your notes redeemed prior to maturity. If you wish to liquidate your investment in the notes prior to maturity, your only option would be to sell them in the secondary market. At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. The impact of any one factor may be offset or magnified by the effect of another factor. These factors may interact with each other in complex and unpredictable ways. The following paragraphs describe a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

•	Value of the Market Measure. We anticipate that the market value of the notes prior to maturity or a call generally will depend to a significant extent on the value of the Market Measure. In general, it is expected that the market value of the notes will decrease as the value of the Market Measure decreases. The reverse will be true as to Bearish Notes. However, as the value of the Market Measure increases or decreases, the market value of the notes may not increase or decrease at the same rate. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above (or in the case of Bearish Notes, below) its value on the pricing date, then you may receive less than the principal amount of your notes.

•	Volatility of the Market Measure. Volatility is a measure of the degree of variation in the value of the Market Measure over a period of time. The volatility of the Market Measure during the term of the notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. Increases or decreases in the volatility of the Market Measure may have an adverse impact on the market value of the notes. Even if the value of the Market Measure increases (or in the case of Bearish Notes, decreases) after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable upon a call, as applicable, or at maturity based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate prior to the maturity date of the notes.

•	Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Market Measure and the market value of the notes. The level of interest rates also may affect the U.S. economy and any applicable market outside of the United States, and in turn, the value of the Market Measure, and, thus, the market value of the notes may be adversely affected. If the Market Measure includes one or more Underlying Funds or Indices that have returns that are calculated based upon securities, commodities or other assets traded in one or more non-U.S. markets (a “non-U.S. Index or Fund”), or if an Underlying Stock is an ADR, the value of your notes may also be adversely affected by similar events in the markets of the relevant foreign countries.

•	Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. In the case of any non-U.S. Index or Fund or any Underlying Stock that is an ADR, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of that non-U.S. Index or Fund or that ADR, and, thus, the market value of the notes may be adversely affected.

•	Dividend Yields. In general, if the cumulative dividend yields on the securities included in the Market Measure, an Underlying, a Basket Component or on any Underlying Stock, as applicable, increase, we anticipate that the market value of the notes will decrease.

•	Exchange Rate Movements and Volatility. If the Market Measure of your notes consists of or includes any non-U.S. Index or Fund, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your notes, and the payments on the notes may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Index or Fund reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Index or Fund, and changes in these correlations may have an adverse impact on the value of your notes.

•	Our Financial Condition and Creditworthiness. Our perceived creditworthiness, including any increases in our credit spreads and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes. However, a decrease in our credit spreads or an improvement in our credit ratings will not necessarily increase the market value of the notes.

•	Time to Maturity. There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,” “premium” or “discount” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity may decrease, such that the value of the notes will approach the expected Redemption Amount to be paid at maturity.

Conflict-related Risks

Trading and hedging activities by us, the agents and our respective affiliates may adversely affect your return on the notes and their market value. We, the agents and our other respective affiliates may buy or sell shares or units of the Market Measure, an Underlying or a Basket Component, or any of their respective underlying assets, as applicable, or futures or options contracts or exchange-traded instruments on the Market Measure, an Underlying or a Basket Component or their respective underlying assets, or other listed or over-the-counter derivative instruments whose value is derived from the Market Measure, an Underlying or a Basket Component or their respective underlying assets. We, the agents or our respective affiliates may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes. These transactions could adversely affect the value of these assets and, in turn, the value of the Market Measure, an Underlying or a Basket Component in a manner that could be adverse to your investment in the notes. On or before the applicable pricing date, any purchases or sales by us, the agents or our respective affiliates, or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the notes), may affect the value of the Market Measure, an Underlying or a Basket Component or their respective underlying assets. Consequently, the values of that Market Measure, Underlying or Basket Component or the assets included in that Market Measure, Underlying or Basket Component may change subsequent to the pricing date of an issue of the notes, which may adversely affect the market value of the notes.

We, the agents or one or more of our respective affiliates also expect to engage in hedging activities that could affect the value of the Market Measure, an Underlying or a Basket Component on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may affect the market value of your notes prior to maturity and may adversely affect the payments on the notes.

We, the agents or one or more of our respective affiliates may purchase or otherwise acquire a long or short position in the notes, the Market Measure, an Underlying, a Basket Component or the assets included in the Market Measure, an Underlying or a Basket Component and may hold or resell the notes, the Market Measure, an Underlying, a Basket Component or the assets included in the Market Measure, an Underlying or a Basket Component. For example, the agents may enter into these transactions in connection with any market making activities in which they engage. We cannot assure you that these activities will not adversely affect the value of the Market Measure, an Underlying or a Basket Component or the market value of your notes prior to maturity, or the payments on the notes.

Our trading, hedging and other business activities, and those of the agents and one or more of our respective affiliates, may create conflicts of interest with you. We, the agents or one or more of our respective affiliates may engage in trading activities related to the Market Measure, an Underlying or a Basket Component, as applicable, and to any underlying assets included in the Market Measure, an Underlying or a Basket Component that are not for your account or on your behalf. We, the agents or one or more of our respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure, Underlying or Basket Component. In addition, in the ordinary course of their business activities, the agents or their affiliates may hold and trade our or our affiliates’ debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Certain of the agents or their affiliates may also have a lending or other financial relationship with us. In order to hedge such exposure, the agents or their affiliates may enter into transactions such as the purchase of credit default swaps or the creation of short positions in our or our affiliates’ securities, including potentially the notes. Any such short positions could adversely affect future trading prices of the notes. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the agents and our respective affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure, an Underlying or a Basket Component, or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the agents and our respective affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the agents or our respective affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our subsidiaries or affiliates, or with one or more of the agents or their affiliates. Such a party may enter into additional hedging transactions with other parties relating to the notes and the applicable Market Measure, Underlyings or Basket Components. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the agents and our respective affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases or whether payments on the notes may be adversely affected. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the agents and any of our respective affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will make a variety of determinations relating to the notes, including the amounts payable under the notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if the publication of a Market Measure, an Underlying or a Basket Component is discontinued or certain events occur with respect to any Underlying Fund.  See the sections entitled “Description of the Notes—Market Disruption Events,” “—Adjustments to an Index,” “—Discontinuance of an Index,” “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds” and “—Antidilution Adjustments Relating to Underlying Stocks.” The calculation agent will be required to carry out its duties in good faith and use its reasonable judgment. However, because we expect that we will control the calculation agent, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of the notes.

Market Measure-related Risks

No sponsor, publisher or investment adviser of an Underlying Fund, an Index or any index underlying an Underlying Fund (“Underlying Index”) (each a “Market Measure

Publisher”) will have any obligations relating to the notes. No Market Measure Publisher will have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason, including taking any actions that might adversely affect the value of the Market Measure, an Underlying, a Basket Component or the value of the notes. No Market MeasurePublisher will receive any of the proceeds from any offering of the notes, and no Market Measure Publisher will be responsible for, or participate in, the offering of the notes. No Market Measure Publisher will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the notes.

Neither we nor any agent has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Fund, Index or Underlying Index or as to the future performance of any Underlying Fund, Index or Underlying Index. Any prospective purchaser of the notes should undertake such independent investigation of the companies included in an Underlying Fund, Index or Underlying Index as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The Market Measure Publisher of an Index or an Underlying Index may adjust it in a way that affects its level, and that Market Measure Publisher has no obligation to consider your interests. Unless otherwise specified in the applicable term sheet, we, the agents and our respective affiliates have no affiliation with any Market Measure Publisher of an Index or an Underlying Index. Consequently, we have no control of the actions of any Market Measure Publisher of an Index or Underlying Index. The Market Measure Publisher can add, delete or substitute the components included in that Index or Underlying Index or make other methodological changes that could change its level. A new security included in an Index or Underlying Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the applicable Index or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue or suspend calculation or dissemination of an Index or Underlying Index. Any of these actions could adversely affect the value of your notes. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Index or any Underlying Index.

You must rely on your own evaluation of the merits of an investment linked to the applicable Market Measure, Underlying or Basket Component. In the ordinary course of business, we, the agents and our affiliates may have expressed views on expected movements in a Market Measure, an Underlying, a Basket Component or the assets included in the Market Measure, an Underlying or a Basket Component, an Underlying Company, the applicable financial markets or other matters that may influence the value of a Market Measure, an Underlying, a Basket Component or the assets included in the Market Measure, an Underlying or a Basket Component and, therefore, the value of the notes, and may do so in the future. These views or reports may be communicated to our clients and clients of these entities. However, these views are subject to change from time to time. Moreover, other professionals who deal in markets relating to a Market Measure, an Underlying, a Basket Component or the assets included in the Market Measure, Underlying or Basket Component may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, an Underlying, a Basket Component or the assets included in the Market Measure, Underlying or Basket Component from multiple sources, and you should not rely on the views expressed by our affiliates.

Our offering of the notes does not constitute a recommendation of the Market Measure. You should not take our offering of the notes as an expression of our views about how any Market Measure, Underlying or Basket Component will perform in the future or as a recommendation to invest in any Market Measure, Underlying or Basket Component, including through an investment in the notes. As we are part of a global financial institution, we, the agents and our respective affiliates may, and often do, have positions (both long and short) in the Market Measure, the Underlyings or the Basket Components that may conflict with an investment in the notes. You should undertake an independent determination of whether an investment in the notes is suitable for you in light of your specific investment objectives, risk tolerance and financial resources.

As a holder of the notes, you will have no rights to receive shares or units, of any Market Measure, Underlying or Basket Component, as applicable, or any of the assets included in the Market Measure, an Underlying or a Basket Component, as applicable, and you will not be entitled to receive dividends or other distributions by the issuers of those securities. The notes are our debt securities. They are not equity instruments, shares of stock, or securities of any other issuer. Investing in the notes will not make you a holder of shares or units of the Market Measure, an Underlying or a Basket Component or any of the assets included in the Market Measure, an Underlying or a Basket Component, as applicable. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against a Market Measure Publisher or Underlying Company, or any other rights with respect to the Market Measure, an Underlying, a Basket Component or any of its underlying assets. As a result, the return on your notes may not reflect the return you would realize if you actually owned the Market Measure, Underlying or Basket Component or any of its underlying assets and received the dividends paid or other distributions made in connection with them. Additionally, the values of certain Underlying Funds or Indices reflect only the prices of the securities included in such Underlying Funds or Indices and do not take into consideration the value of dividends paid on those securities. Your notes will be paid in cash and you have no right to receive the Market Measure, an Underlying or a Basket Component or any of its underlying assets.

Unless otherwise set forth in the applicable term sheet, we and the agents do not control any company included in any Market Measure, Underlying or Basket Component, as applicable, or any Underlying Company, and have not verified any disclosure made by any Market Measure Publisher or any of those companies or any Underlying Company. We, the agents or our respective affiliates, currently, or in the future, may engage in business with Market Measure Publishers or companies included in a Market Measure, Underlying, Basket Component, Underlying Index or any Underlying Company, and we, the agents or our respective affiliates may from time to time own securities of an Underlying Fund, of companies included in a Market Measure, Underlying, Basket Component or Underlying Index or of an Underlying Company. However, none of us, the agents or any of our respective affiliates have the ability to control the actions of any Market Measure Publisher, any Underlying Company or any of these companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any Market Measure Publisher, any Underlying Company or any of these companies, unless (and only to the extent that) our securities or the securities of the agents or our respective affiliates are included in that Market Measure, Underlying or Basket Component or Underlying Index. In addition, unless otherwise set forth in the applicable term sheet, none of us, the agents or any of our respective affiliates are responsible for the calculation of any Index, Underlying Fund or Underlying Index. Unless otherwise specified therein, any information in the applicable term sheet regarding the Market Measure or any Underlying, Basket Component or Underlying Index, as applicable, is derived from publicly available information. You should make your own investigation into the applicable Market Measure, Underlying, Basket Component or Underlying Index.

Unless otherwise set forth in the applicable term sheet, none of the Market Measure Publishers, their affiliates, or any companies included in the Market Measure, Underlying Basket Component, Underlying Index or any Underlying Company will be involved in any offering of the notes or will have any obligation of any sort with respect to the notes. As a result, none of those companies will have any obligation to take your interests as holders of the notes into consideration for any reason, including taking any corporate actions that might adversely affect the value of the securities represented by the Market Measure, Underlying or Basket Component or the value of the notes.

Our business activities and those of the agents relating to the companies included in a Market Measure, Underlying or Basket Component, as applicable, or any Underlying Company may create conflicts of interest with you. We, the agents and our respective affiliates, at the time of any offering of the notes or in the future, may engage in business with the companies included in a Market Measure, Underlying or Basket Component or with an Underlying Company, including making loans to or equity investments in, or providing investment banking, asset management or other services to those companies, their affiliates and their competitors.

In connection with these activities, any of these entities may receive information about those companies that we or they will not divulge to you or other third parties. We, the agents and our respective affiliates have published, and in the future may publish, research reports on one or more of these companies. The agents may also publish research reports relating to our or our affiliates’ securities, including the notes. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may adversely affect the value of the Market Measure, Underlying or Basket Component and, consequently, the market value of your notes. None of us, the agents or any of our respective affiliates makes any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the securities included in a Market Measure, Underlying or Basket Component or any Underlying Company. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in the Market Measure, Underlying or Basket Component or any Underlying Company to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. The composition of the Market Measure, Underlying or Basket Component does not reflect any investment recommendations from us, the agents or our respective affiliates.

Exchange rate movements may adversely impact the value of the notes. If any security or commodity represented by a Market Measure, an Underlying or a Basket Component, as applicable, is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of the Market Measure, Underlying or Basket Component, is converted into U.S. dollars, then the value of the Market Measure, Underlying or Basket Component may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens against the currencies of those underlying assets, the value of the applicable Market Measure, Underlying or Basket Component may be adversely affected and payments on the notes may be reduced. Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If the Market Measure, an Underlying or a Basket Component, as applicable, to which your notes are linked includes equity securities traded on foreign exchanges, or if shares of an Underlying Company are also listed on a foreign exchange, your return may be affected by factors affecting international securities markets. The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your notes, include:

•	Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•	Political, Economic and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war and social factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws, or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies, are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

•	Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. Additionally, the accounting, auditing and financial reporting standards and requirements applicable to foreign companies may differ from those applicable to U.S. companies.

The historical performance of the Market Measure, an Underlying or a Basket Component should not be taken as an indication of its performance during the term of the notes. The Market Measure, an Underlying or a Basket Component may perform better or worse during the term of the notes than it has historically. The historical performance of the Market Measure, an Underlying or a Basket Component, including any historical performance set forth in the applicable term sheet, should not be taken as an indication of its future performance.

Additional Risks Relating to Underlying Funds

There are liquidity and management risks associated with Underlying Funds. Although shares or units of any Underlying Fund to which your notes are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares or units of that Underlying Fund or that there will be liquidity in the trading market.

Underlying Funds are subject to management risk, which is the risk that the investment adviser’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

The respective Market Measure Publisher may adjust the Underlying Fund, its Underlying Index or, in the case of commodity-based Underlying Funds, its underlying commodity, in a way that affects its value, and it has no obligation to consider your interests. A Market Measure Publisher can change the investment policies of the applicable Underlying Fund or the policies concerning the calculation of the applicable Underlying Fund’s net asset value, or add, delete, or substitute the underlying assets held by the Underlying Fund or the components included in an Underlying Index, as the case may be, or make other methodological changes that could change the value of that Underlying Fund or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue, or suspend calculation or dissemination of the price of its Underlying Fund, the net asset value of its Underlying Fund, or the level of its Underlying Index, as the case may be. Similarly, a Market Measure Publisher of a commodity-based Underlying Fund may make analogous adjustments to its underlying commodity that could change the value of that underlying commodity.

Any of these actions could adversely affect the value of your notes. This could also result in the early redemption of your notes. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Underlying Fund or Underlying Index.

The performance of an Underlying Fund may not correlate with the performance of its Underlying Index or, in the case of commodity-based Underlying Funds, its underlying commodity, as applicable, as well as the net asset value per share or unit of the Underlying Fund, especially during periods of market volatility. If an Underlying Fund is designed to track the performance of an Underlying Index, the performance of the Underlying Fund and that of its Underlying Index generally will vary due to, for example, transaction costs, management fees, certain corporate actions, and timing variances. Moreover, it is also possible that the performance of an Underlying Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index. This could be due to, for example, the Underlying Fund not holding all or substantially all of the underlying assets included in the Underlying Index and/or holding assets that are not included in the Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying Fund, differences in trading hours between the Underlying Fund (or the underlying assets held by the Underlying Fund) and the Underlying Index, or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

If a commodity-based Underlying Fund is designed to track the performance of an underlying commodity, such Underlying Fund may not fully replicate the performance of its underlying commodity due to fees and expenses charged by the Market Measure Publisher of the Underlying Fund or by restrictions on access to its underlying commodity due to other circumstances. Commodity-based Underlying Funds often do not generate any income and will regularly sell its underlying commodity to pay for ongoing expenses, resulting in the amount of underlying commodity represented by each share gradually declining over time. Such sales of an Underlying Fund’s underlying commodity to pay expenses often occur on an ongoing basis irrespective of whether the trading price of the Underlying Fund rises or falls in response to changes in the price of its underlying commodity. The sale by an Underlying Fund of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the notes. Additionally, there is a risk that part or all of the Underlying Fund’s holdings in its underlying commodity could be lost, damaged, stolen or restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of an Underlying Fund and its underlying commodity.

In addition, because the shares or units of an Underlying Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of the Underlying Fund may differ from its net asset value per share or unit; shares or units of the Underlying Fund may trade at, above, or below its net asset value per share or unit.

During periods of market volatility, securities or commodities held by an Underlying Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the Underlying Fund and the liquidity of the Underlying Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares or units of the Underlying Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the Underlying Fund. As a result, under these circumstances, the market value of shares or units of the Underlying Fund may vary substantially from the net asset value per share or unit of the Underlying Fund.

For the foregoing reasons, the performance of an Underlying Fund may not match the performance of its Underlying Index or underlying commodity over the same period. Because of this variance, the return on the notes to the extent dependent on the performance of the Underlying Fund may not be the same as an investment directly in the securities, commodities or other assets included in the Underlying Index or represented by the Underlying Fund or the same as a debt security with a return linked to the performance of the Underlying Index or the underlying commodities of an Underlying Fund.

Risks associated with the applicable Underlying Index, or underlying assets of an Underlying Fund, as applicable, will affect the value of that Underlying Fund and hence the value of the notes. An Underlying Fund may hold a variety of underlying assets, including stocks, bonds, commodities or derivative instruments, and its performance may be designed to track the performance of an Underlying Index. While the notes are linked to an Underlying Fund and not to its underlying assets or Underlying Index, risks associated with its underlying assets or Underlying Index will affect the share or unit price of that Underlying Fund and hence the value of the notes. Some of the risks that relate to an Underlying Fund include those discussed below in this product supplement in relation to equity based- and commodity-based Underlying Funds, which you should review before investing in the notes.

If an Underlying Fund holds underlying assets traded on foreign exchanges, time zone differences may create discrepancies between the values of those underlying assets and the value of the notes. As a result of the time zone difference, if applicable, between the cities where the underlying assets held by an Underlying Fund trade and the cities in which shares or units of that Underlying Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Underlying Fund. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple Market Measure Business Days (as defined in “Description of the Notes—Certain Terms of the Notes—Market Measure Business Days”) in the locations where the notes (or any related Underlying Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the notes (or any related Underlying Fund) trade are closed.

The payment on the notes will not be adjusted for all events that could affect an Underlying Fund. The Price Multiplier(s) (as defined in “Description of the Notes—Closing Market Price”), the value of an Underlying Fund, the amount payable on the notes, and other terms of the notes may be adjusted for specified events affecting any Underlying Fund, as described in the section entitled “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” However, these adjustments do not cover all events that could affect the market price of an Underlying Fund. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or the amount payable on the notes may adversely affect the Closing Market Price (as defined in “Description of the Notes—Closing Market Price”) of any Underlying Fund and the amount payable on the notes, and, as a result, the market value of the notes.

Risks Relating to Commodity-Based Underlying Funds

The prices of commodities or futures contracts held by an Underlying Fund may change unpredictably, affecting the value of your notes in unforeseeable ways. Trading in commodities and futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; liquidity; weather conditions and natural disasters; trends in agriculture; trade, fiscal, monetary and exchange control programs; national and international political, military, public health and economic events and policies; disease or pestilence; technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in the prices of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some commodity-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the value of an Underlying Fund in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. Additionally, certain Underlying Funds may be concentrated in only a few commodities or even a single commodity (e.g., oil). These Underlying Funds are likely to be more volatile than those that hold a broader base of commodities.

If the liquidity of the components of any Underlying Fund is limited, the value of the notes would likely be adversely affected. Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity would likely have an adverse effect on the value of any such Underlying Fund and, therefore, on the return, if any, on your notes. Limited liquidity relating to the components of an Underlying Fund may also result in the Market Measure Publisher being unable to determine the value of its Underlying Fund using its normal means. The resulting discretion by the Market Measure Publisher of an Underlying Fund in determining the value could adversely affect the value of the notes.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your notes. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single business day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares of an Underlying Fund and therefore, the value of the notes.

Legal and regulatory changes could adversely affect the return on and value of your notes. The value of the commodities held by an Underlying Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and futures contracts) by one or more governments, courts, or other official bodies.

In the United States, the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and OTC derivatives on certain physical commodities. The CFTC adopted final position limit rules in October 2020; the final rules became effective in March 2021 and were fully phased in by January 2023. These limits restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility, and increase costs in these markets. These consequences could adversely affect an Underlying Fund and the value of your notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank, or other legislation or regulations containing other restrictions that could reduce the liquidity of and increase the costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Underlying Fund and your notes.

The notes will not be regulated by the CFTC. The notes will not be interests in a commodity pool nor will they be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a commodity pool operator. The notes will not constitute investments by you or by us on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM, and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections for persons who trade in futures contracts or who invest in regulated commodity pools.

An Underlying Fund may include commodities or futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges. An Underlying Fund may own commodities or futures contracts that trade on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the value of the applicable Underlying Fund and the value of your notes.

Additional Risks Relating to Underlying Stocks

An Underlying Company will have no obligations relating to the notes, and none of us, the agents or our respective affiliates will perform any due diligence procedures with respect to any Underlying Company. An Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our interest or the interests of holders of the notes into consideration for any reason, including when taking any corporate actions that might adversely affect the price of an Underlying Stock or the value of the notes. An Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes. No Underlying Company will be responsible for, or participate in, the determination or calculation of any payments on the notes.

None of us, the agents nor any of our respective affiliates will conduct any due diligence inquiry with respect to any Underlying Stock or Underlying Company in connection with an offering of the notes. None of us, the agents nor any of our respective affiliates has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Stock or any Underlying Company or as to the future performance of any Underlying Stock, and we, the agents and our respective affiliates do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the notes should undertake such independent investigation of any Underlying Stock and any Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The payment on the notes will not be adjusted for all corporate events that could affect an Underlying Company. The Price Multiplier(s), the values of an Underlying Stock, the amount payable on the notes and other terms of the notes may be adjusted for the specified corporate events affecting an Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments Relating to Underlying Stocks.” However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or any other terms of the notes may adversely affect the Closing Market Price of an Underlying Stock and the amount payable on the notes, and, as a result, the market value of the notes.

Risks Relating to Underlying Stocks That Are ADRs

The value of an ADR may not accurately track the value of the common shares of the related Underlying Company. If an Underlying Stock is an ADR, each ADR will represent shares of the relevant Underlying Company. Generally, ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares.

Exchange rate movements may adversely affect the value of an Underlying Stock that is an ADR. If an Underlying Stock is an ADR, the market price of that Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of the Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases, or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of that Underlying Stock and consequently, the value of your notes and the amount payable on the notes.

Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United Sates and other countries important to international trade and finance.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of an Underlying Stock that is an ADR. Holders of an Underlying Company’s ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may negatively impact the value of such ADRs and, consequently, the value of your notes.

Delisting of an Underlying Stock that is an ADR may adversely affect the value of the notes. If an Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or any other U.S. national market system, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, the Underlying Stock will be deemed to be the Underlying Company’s common equity securities rather than the ADRs, and the calculation agent will determine the price of the Underlying Stock by reference to those common shares, as described below under “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” Replacing the original ADRs with the underlying common shares may adversely affect the value of the notes and the amounts payable on the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors as to the Market Measure, the Underlyings or the Basket Components, as applicable, that you should review prior to purchasing the notes.

Risks Relating to Tax and Related Matters

The Canadian federal income tax consequences of an investment in the notes may be uncertain. This product supplement, the accompanying prospectus, and the accompanying prospectus supplement contain a general description of certain Canadian federal income tax considerations relating to the notes.  You should consult your tax advisers as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes.  For a more complete discussion of the Canadian federal income tax consequences of investing in the notes please see, as applicable, the description of material Canadian federal income tax considerations relevant to a Non-resident Holder.

The U.S. federal income tax consequences of an investment in the notes may be uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain notes that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of those notes are uncertain, and the IRS or a court might not agree with the treatment of them as described in “United States Federal Income Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the notes, the tax consequences (including, for non-U.S. investors, the U.S. federal withholding tax consequences) of ownership and disposition of the notes might be materially and adversely affected. In addition, notes linked to exchange-traded funds or certain other underlying property might be subject to the “constructive ownership” rules, in which case U.S. investors would generally be subject to adverse treatment.

As described below under “United States Federal Income Tax Considerations—Tax Treatment of the Notes,” the U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

In addition, in 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as “reportable transactions.” Treasury and the IRS have recently released proposed regulations that, if finalized, would provide for rules that are substantively similar to those in the 2015 notices, except that all affected transactions would be categorized as “listed transactions” whereas certain of those transactions were categorized as “transactions of interest” by the 2015 notices. The proposed regulations apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. If we, an Index Publisher or calculation agent or other person were to exercise discretion under the terms of a note that is not treated as a debt instrument for U.S. federal income tax purposes, or an Index underlying such a note, and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant notes could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS.

You should review carefully the section of this product supplement entitled “United States Federal Income Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Internal Revenue Code of 1986, as amended, in respect of certain notes. Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable Treasury regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, the application of Section 871(m) to a note may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should review the discussion under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code.” If you are a non-U.S. investor, you should also consult your tax adviser regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You may be required to recognize taxable income on the notes prior to maturity. If you are a U.S. investor in a note, you may be required to recognize taxable interest income in each year that you hold the note, even though, in the case of certain notes, you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize may be treated as ordinary interest income rather than capital gain. You should review the section of this product supplement entitled “United States Federal Income Tax Considerations.”

Possible taxable event for U.S. federal income tax purposes. Certain changes affecting the notes could result in a taxable modification (referred to herein as a “significant modification”) of the affected notes for U.S. federal income tax purposes. For example, a change in the methodology by which a Market Measure is calculated, a change in the components of a Market Measure, a change in the timing or amount of payments on a note due to a market disruption event, the designation of a successor Market Measure or rate referenced by a note, or other similar circumstances resulting in a material change to a Market Measure could result in a significant modification of the affected notes.

A significant modification would generally result in the affected notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, a U.S. investor would generally be required to recognize gain or loss (subject to possible treatment as a recapitalization or, in the case of loss, to the possible application of the wash sale rules) with respect to those notes. Moreover, the treatment of those notes after such an event could differ from their prior treatment. A changed treatment could have possible U.S. federal withholding tax consequences to non-U.S. investors in those notes. You should consult your tax adviser regarding the risk of such an event.

A 30% U.S. federal withholding tax may be withheld on coupon payments to non-U.S. investors with respect to certain notes. Because significant aspects of the tax treatment of notes that are not treated as debt instruments for U.S. federal income tax purposes (including for this purpose notes treated as a Put Option and a Deposit) are uncertain, persons having withholding responsibility in respect of such notes may treat a portion or all of each coupon payment on the notes to non-U.S. investors as subject to U.S. federal withholding tax. To the extent that we have withholding responsibility in respect of such notes, we would expect generally to treat the coupon payments as subject to U.S. withholding tax. You should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (unless an exception or lower treaty rate applies). We will not pay any additional amounts in respect of such withholding. If you are a non-U.S. investor, you should read carefully the sections entitled “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders” in this product supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should also consult your tax adviser about your own tax situation.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from each sale of the notes for the purposes described in the accompanying prospectus supplement under “Use of Proceeds.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Senior Global Medium-Term Notes, Series J” that will be issued under the senior indenture, as amended and supplemented from time to time. The senior indenture is described more fully in the accompanying prospectus and prospectus supplement. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. These documents should be read in connection with this product supplement and the applicable term sheet.

The maturity date of the notes and the aggregate principal amount of each issue of the notes will be stated in the applicable term sheet. If any scheduled payment date, including the maturity date, is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay. A “business day” is, unless otherwise specified in the applicable term sheet, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

We may not pay any interest on the notes. The notes may not guarantee the return of principal at maturity. The notes will be payable only in U.S. dollars. We will issue the notes in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10.00. The CUSIP number for each issue of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Certain Terms of the Notes

Coupons. We may issue notes that are coupon-bearing, or that do not bear coupons. We may issue notes in which the payment of coupons for one or more periods is contingent upon the occurrence of one or more specified events. We will pay coupons to the persons in whose names the notes are registered at the close of business one business day prior to each payment date, provided that any coupon payable at maturity or upon early redemption will be payable to the person to whom the payment at maturity or upon early redemption, as applicable, will be payable. The applicable term sheet will set forth whether the notes are coupon-bearing and, if so, the applicable coupon and calculation method.

Payment(s) on the Notes. The amount payable at maturity per unit, or the “Redemption Amount,” may be determined according to one or more “calculation days” occurring shortly before the maturity date of the notes (such period, the “Maturity Valuation Period”). We may also issue notes in which coupon payments, the Redemption Amount or payment in connection with the early redemption of the notes, as applicable, is determined according to one or more “Observation Dates” occurring during the term of the notes. The applicable term sheet may specify a different term to refer to calculation days or Observation Dates. The Redemption Amount and any amounts payable in connection with the early redemption of the notes, as applicable, will be paid to the person in whose names the notes are registered on the applicable payment date or the maturity date. The applicable term sheet will set forth the calculation method for the Redemption Amount and will provide examples of payments on the notes.

Redemption Prior to Maturity. If so specified in the applicable term sheet, your notes may be called prior to maturity at our option, or may be automatically called prior to maturity upon the occurrence of certain specified events, in each case in whole or in part, on the date or dates as specified in the applicable term sheet and, if called at our option, upon such notice as specified in the applicable term sheet. The applicable term sheet will also set forth the manner in which any payment due upon such early redemption will be calculated. Unless otherwise set forth in the applicable term sheet, the notes are not subject to redemption at the option of the holder prior to maturity.

Market Measure Business Days. Unless otherwise specified in the applicable term sheet, as to any Index, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The Nasdaq Stock Market, or their successors, are open for trading and (2) that Index (or any successor) is calculated and published.

Unless otherwise specified in the applicable term sheet, as to any Underlying Fund, a “Market Measure Business Day” means a day on which the securities exchange on which that Underlying Fund has its primary listing is open for trading.

Unless otherwise specified in the applicable term sheet, as to any Underlying Stock, a “Market Measure Business Day” means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, the Nasdaq Stock Market and the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Events Relating to Observation Dates. If a scheduled Observation Date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, or if there is a Market Disruption Event on that day, the applicable Observation Date will be the immediately succeeding Market Measure Business Day during which no Market Disruption Event occurs or is continuing; provided that the closing level or Closing Market Price (as defined in “—Closing Market Price” below) of the applicable Index, Underlying Fund or Underlying Stock for such Observation Date will not be determined on a date later than the fifth scheduled Market Measure Business Day after the scheduled Observation Date, and if that fifth day is not a Market Measure Business Day, or if there is a Market Disruption Event on that day, the calculation agent will determine (or, if not determinable, estimate) the closing level or Closing Market Price of the applicable Index, Underlying Fund or Underlying Stock for such Observation Date in a manner which the calculation agent considers commercially reasonable under the circumstances on that fifth scheduled Market Measure Business Day.

If, due to a Market Disruption Event or otherwise, a scheduled Observation Date is postponed, the applicable payment date will be approximately the fifth business day following the latest Observation Date as postponed for any Index, Underlying Fund or Underlying Stock, unless otherwise specified in the applicable term sheet.

Notwithstanding the foregoing, if a scheduled Observation Date overlaps with a calculation day during the Maturity Valuation Period and is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise or if there is a Market Disruption Event on that day, such

Observation Date will be postponed, and the closing level or the Closing Market Price of the applicable Index, Underlying Fund or Underlying Stock for such Observation Date will be determined, in accordance with the same procedures for such overlapped calculation day during the Maturity Valuation Period as described under “—Events Relating to Calculation Days” below.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact determinations in respect of any other Index, Underlying Fund or Underlying Stock that is not so affected.

Events Relating to Calculation Days.

Notes with a Maturity Valuation Period That Consists of Two or More Scheduled Calculation Days. If the Maturity Valuation Period for the notes consists of two or more scheduled calculation days and, with respect to an Index, Underlying Fund or Underlying Stock, (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration, or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the closing level or the Closing Market Price, as applicable, of such Index, the Underlying Fund or the Underlying Stock for the applicable non-calculation day will be the closing level or the Closing Market Price, as applicable, of such Index, the Underlying Fund or the Underlying Stock on the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing level or the Closing Market Price, as applicable, of such Index, the Underlying Fund or the Underlying Stock on the next calculation day will also be deemed to be the closing level or the Closing Market Price, as applicable, of such Index, the Underlying Fund or the Underlying Stock on the first and second scheduled calculation days during the Maturity Valuation Period. If no further scheduled calculation days occur after a non-calculation day, or if every scheduled calculation day after that non-calculation day is also a non-calculation day, then the closing level or the Closing Market Price, as applicable, of such Index, the Underlying Fund or the Underlying Stock for that non-calculation day and each following non-calculation day, if any, will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the final scheduled calculation day during the Maturity Valuation Period, regardless of whether that final scheduled calculation day is a non-calculation day.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

Notes with a Maturity Valuation Period That Consists of Only One Scheduled Calculation Day. If the Maturity Valuation Period for the notes consists of only one scheduled calculation day and, with respect to an Index, Underlying Fund or Underlying Stock, the scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, or if there is a Market Disruption Event on that day, the calculation day will be the immediately succeeding

Market Measure Business Day during which no Market Disruption Event occurs or is continuing; provided that the closing level or Closing Market Price, as applicable, of such Index, Underlying Fund or Underlying Stock for such calculation date will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the maturity date, regardless of the occurrence of a Market Disruption Event or non-Market Measure Business Day on that second scheduled Market Measure Business Day.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

The Market Measure

The applicable term sheet will set forth information as to the specific Market Measure, Underlyings and/or Basket Components, as applicable, including information as to the historical values of the Indices, Underlying Funds or Underlying Stocks comprising the Market Measure, Underlyings or the Basket Components, as applicable. However, historical values of the Indices, Underlying Funds or Underlying Stocks comprising the Market Measure, Underlyings or the Basket Components are not indicative of their future performance or the performance of your notes.

An investment in the notes does not entitle you to any ownership interest in or any other rights with respect to the Market Measure, an Underlying, a Basket Component or any of their respective underlying assets, including any voting rights, dividends paid, or other distributions made, or any other rights with respect to the Market Measure, an Underlying, a Basket Component or their respective underlying assets.

Any information regarding any Index, Underlying Fund, Underlying Index, Underlying Stock or Underlying Company will be derived from publicly available documents, without independent verification. Any Underlying Stock, including an ADR, or Underlying Fund will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located through the SEC’s website, www.sec.gov. None of us, the agents or any of our respective affiliates will have independently verified the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of an Index, Underlying Fund or Underlying Stock is not a recommendation to buy or sell such Index, Underlying Fund or Underlying Stock. None of us, the agents or any of our respective affiliates makes any representation to any purchaser of the notes as to the performance of any Index, Underlying Fund or Underlying Stock.

Closing Market Price

The “Closing Market Price” for one share of an Underlying Fund or Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any Market Measure Business Day means any of the following:

•	if the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading;

•	if the Underlying Fund or Underlying Stock (or such other security) is not listed or admitted to trading on any U.S. national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of that Underlying Fund or Underlying Stock (or such other security);

•	if the closing price of the Underlying Fund or Underlying Stock (or such other security) cannot be determined as set forth in the two bullet points above, and the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•	if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Fund or Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, BofAS and/or any of our respective affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable term sheet, for any applicable day under the terms of the notes, the value of an Underlying Fund or Underlying Stock will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier.” The initial Price Multiplier for an Underlying Fund or Underlying Stock will be 1, unless otherwise set forth in the applicable term sheet. The Price Multiplier for each Underlying Fund will be subject to adjustment for certain events relating to that Underlying Fund as described in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” The Price Multiplier for each Underlying Stock will be subject to adjustment for certain corporate events relating to that Underlying Stock as described in “—Anti-Dilution Adjustments Relating to Underlying Stocks.”

Market Disruption Events

As to any Index, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in the Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Index or any successor index (as defined in “—Discontinuance of an Index”); or

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Index, or any successor index, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise.

For the purpose of determining whether a Market Disruption Event as to any Index has occurred:

(1)	a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index, or any successor index, will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Index, or any successor index, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index, or any successor index;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or

(5)	in the case of an Index with component securities listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

As to any Underlying Fund, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares or units of the Underlying Fund (or successor underlying fund, as defined in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund”) on the primary exchange where such shares or units trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares or units of the Underlying Fund (or successor underlying fund) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares or units of the Underlying Fund or any successor underlying fund;

(C)	with respect to an Underlying Fund that holds equity securities, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or the successor underlying index, as defined in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund”) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the stocks which then comprise the Underlying Index or any successor underlying index; or

(D)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or the successor underlying index) as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the Underlying Index or any successor underlying index;

The applicable term sheet will identify, if applicable, any additions or changes to the Market Disruption Events for an Underlying Fund, including a commodity-based Underlying Fund.

For the purpose of determining whether a Market Disruption Event as to any Underlying Fund has occurred:

(1)	a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares or units of the Underlying Fund (or the successor underlying fund) or the relevant futures or options contracts relating to such shares or units or the relevant Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares or units of the Underlying Fund (or the successor underlying fund) or the relevant Underlying Index (or any successor underlying index), by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Fund;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or

(5)	for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

As to any Underlying Stock (which, for purposes of this section includes any “successor Underlying Stock,” which is the common equity securities or the ADRs of any Successor Entity (as defined below)), a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Stock on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, in options contracts or futures contracts related to the shares of the Underlying Stock on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Stock, as determined by the calculation agent (without taking into account any extended or after-hours trading session).

For the purpose of determining whether a Market Disruption Event as to any Underlying Stock has occurred:

(1)	a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the Underlying Stock or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares of the Underlying Stock, by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts, or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Stock;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; or

(5)	for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent, will be considered “material.”

Adjustments to an Index

After the applicable pricing date, the publisher of an Index to which your notes are linked (an “Index Publisher”) may make a material change in the method of calculating an Index or in another way that changes the Index such that it does not, in the opinion of the calculation agent, fairly represent the level of the Index had those changes or modifications not been made. In this case, the calculation agent may, in its sole discretion, at the close of business in New York, New York, on each date that the closing level is to be calculated, determine to make adjustments to the Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of the Index as if those changes or modifications had not been made, and calculate the closing level of the Index, as so adjusted.

Discontinuance of an Index

After the applicable pricing date, an Index Publisher may discontinue publication of an Index to which an issue of the notes is linked. The Index Publisher or another entity may then publish a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the original Index (a “successor index”). If this occurs, the calculation agent will substitute the successor index as calculated by the relevant Index Publisher or other entity and calculate the level of the Index at any time required under the terms of the notes. If the calculation agent selects a successor index, the calculation agent will give written notice of the selection to the trustee, to us and to the holders of the notes. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the Index and the successor index with a view to offsetting, to the extent practicable, any difference in the relative levels of the Index and the successor index at that time.

If an Index Publisher discontinues publication of the applicable Index before any date on which the level of the Index is scheduled to be determined and the calculation agent does not select a successor index, then on each relevant day that the level of the Index must be determined, until the earlier to occur of:

•	the determination of final payment on the notes; and

•	a determination by the calculation agent that a successor index is available,

the calculation agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. The calculation agent will make available to holders of the notes information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website or any other means selected by the calculation agent in its reasonable discretion.

If a successor index is selected or the calculation agent calculates a level as a substitute as to any Index, the successor index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your notes are linked may adversely affect trading in the notes.

Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds

As to any Underlying Fund, the calculation agent, in its sole discretion, may adjust the Price Multiplier and any other terms of the notes if an event described below occurs after the applicable pricing date and on or before the final calculation day during the Maturity Valuation Period and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares or units of the applicable Underlying Fund or successor underlying fund.

The Price Multiplier for an Underlying Fund resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Fund.

No adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Fund if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by the Underlying Fund for cash or in connection with the occurrence of a partial tender or exchange offer for shares or units of the Underlying Fund by the Underlying Fund.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Fund or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Fund and the other terms of the notes as a result of certain events related to an Underlying Fund, which include, but are not limited to, the following:

Share Splits and Reverse Share Splits. If an Underlying Fund is subject to a share split or reverse share split, then once such split has become effective, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	the number of shares or units that a holder of one share or unit of the Underlying Fund before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

For example, a two-for-one share split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse share split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Share Dividends. If an Underlying Fund is subject to (i) a share dividend (i.e., an issuance of additional shares or units of Underlying Fund) or (ii) a distribution of additional shares of the Underlying Fund as a result of the triggering of any provision of the organizational documents of the Underlying Fund or otherwise that is given ratably to all holders of the Underlying Fund, then, once the dividend has become effective and the Underlying Fund is trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares or units issued in the share dividend with respect to one share or unit of the Underlying Fund;

provided that no adjustment will be made for a share dividend for which the number of shares or units of the Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a share or unit dividend of one new share or unit for each share or unit held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Fund to reflect any cash dividends or cash distributions paid with respect to that Underlying Fund other than Extraordinary Dividends, as defined below, and distributions described in “—Other Distributions” below and in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the relevant Underlying Fund’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which is the Closing Market Price per share or unit of the Underlying Fund on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share or unit of the Underlying Fund on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•	in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend minus the amount per share or unit of the immediately preceding non-Extraordinary Dividend for that share or unit; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the applicable Underlying Fund described in “—Other Distributions” below and in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an Underlying Fund, after the applicable pricing date, declares or makes a distribution to all holders of the shares or units of the applicable Underlying Fund of any class of its securities (other than shares or units of the applicable Underlying Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, once the distribution has become effective and the shares or units are trading ex-dividend, the Price Multiplier for such Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which will be the Current Market Price per share or unit of the applicable Underlying Fund, and the denominator of which will be the Current Market Price per share or unit of the applicable Underlying Fund, less the fair market value, as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share or unit of the applicable Underlying Fund.

The “Current Market Price” of any Underlying Fund means the arithmetic average of the Closing Market Prices of one share of such Underlying Fund for the five Market Measure Business Days prior to the Market Measure Business Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Price Multiplier.

“Ex-dividend date” means the first Market Measure Business Day on which transactions in the shares or units of the Underlying Fund trade on the relevant exchange without the right to receive that cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the Closing Market Price of such distributed property on such ex-dividend date.

Reorganization Events

If after the pricing date and on or before the final calculation day during the Maturity Valuation Period as to any Underlying Fund, the Underlying Fund (or successor underlying fund, as defined below) has been subject to a merger, combination, consolidation, or statutory exchange of securities with another exchange-traded fund, and the Underlying Fund (or successor underlying fund) is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier for that Underlying Fund (or successor underlying fund) or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to the Underlying Fund (or successor underlying fund) or to the notes), and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Underlying Fund (or successor underlying fund) to be de-listed, liquidated discontinued, or otherwise terminated, the treatment of which is described below under “—Discontinuance of or Material Change to an Underlying Fund.” For the avoidance of doubt, any adjustment will be made after the effective date of the reorganization and not on the date of the announcement or a plan or intention to effect such an event.

Discontinuance of or Material Change to an Underlying Fund

If shares or units of an Underlying Fund are de-listed from its primary securities exchange (or any other relevant exchange), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Underlying Fund (that exchange-traded fund being referred to herein as a “successor underlying fund”). In that event, the calculation agent may in its sole discretion adjust the applicable Price Multiplier or any value of the Underlying Fund or the successor underlying fund with a view to offsetting, to the extent practicable, any difference in the relative prices of the Underlying Fund and the successor underlying fund at that time.

If an Underlying Fund (or a successor underlying fund) is de-listed, liquidated or otherwise terminated and the calculation agent determines that no adequate substitute for the Underlying Fund (or a successor underlying fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of that Underlying Fund (or a successor underlying fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Underlying Fund (or a successor underlying fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor underlying fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Underlying Fund (or a successor underlying fund), that successor underlying fund or substitute computation methodology, as applicable, will be substituted for the Underlying Fund (or that successor underlying fund) for all purposes of the notes.

If at any time:

•	the Underlying Index of an Underlying Fund (or the underlying index related to a successor underlying fund) is discontinued or ceases to be published and (i) the Market Measure Publisher of the Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to the Underlying Index (a “successor underlying index”) or (ii) the Market Measure Publisher of the Underlying Fund does not announce that the Underlying Fund will track the successor underlying index; or

•	an Underlying Fund (or a successor underlying fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of the Underlying Fund, or a material change to the related Underlying Index) so that the Underlying Fund does not, in the opinion of the calculation agent, fairly represent the price per share or unit of that Underlying Fund (or that successor underlying fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent may, in its sole discretion, determine to make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Underlying Fund (or that successor underlying fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of the Underlying Fund (or any successor underlying fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of the Underlying Fund or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the payment of the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and the amount payable on the notes will be calculated as though the date of acceleration were the stated maturity date of the notes and as though the final calculation day during the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. In addition, the notes will not bear a default interest rate.

Anti-Dilution Adjustments Relating to Underlying Stocks

As to any Underlying Stock (which, for purposes of this section includes any successor Underlying Stock), the calculation agent, in its sole discretion, may adjust the Price Multiplier and any other terms of the notes if an event described below occurs after the applicable pricing date and on or before the final calculation day during the Maturity Valuation Period and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of the applicable Underlying Stock or successor Underlying Stock.

The Price Multiplier for an Underlying Stock resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Stock.

No adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Stock if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by any Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for any Underlying Stock by the Underlying Company.

Following certain corporate events relating to an Underlying Stock, where the Underlying Company is not the surviving entity, any payment you receive on the notes may be based on the equity securities of a successor to the Underlying Company or on any cash or other assets distributed to holders of the Underlying Stock in such corporate event.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Stock or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks That Are Common Equity

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Stock and the other terms of the notes as a result of certain events related to an Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for that Underlying Stock will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	the number of shares that a holder of one share of the Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of Underlying Stock) that is given ratably to all holders of the Underlying Stock or (ii) a distribution of additional shares of the Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company, then, once the dividend or distribution has become effective and the Underlying Stock is trading ex-dividend, the applicable Price Multiplier will be adjusted on the first Market Measure Business Day on which transactions in shares of the Underlying Stock trade on the relevant exchange without the right to receive an applicable dividend or other distribution (the “ex-dividend date”) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of the Underlying Stock;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Stock to reflect any cash dividends or cash distributions paid with respect to that Underlying Stock other than Extraordinary Dividends, as defined below, and distributions described in “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the applicable Price Multiplier will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which is the Closing Market Price per share of the Underlying Stock on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of the Underlying Stock on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount.

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•	in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the Underlying Stock described in “—Issuance of Transferable Rights or Warrants” below or clause (a), (d) or (e) of the section entitled “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues to all holders of record of the Underlying Stock transferable rights or warrants to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock under a shareholder rights plan or arrangement, then the applicable Price Multiplier will be adjusted on the Market Measure Business Day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of the Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of the Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

Reorganization Events

If after the pricing date and on or prior to the final calculation day during the Maturity Valuation Period, as to any Underlying Stock:

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency, or other similar law;

(e)	the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (b), (c), or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)	there occurs any reclassification or change of the Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of the Underlying Stock to another entity or person;

(h)	the Underlying Company or any Successor Entity is the surviving entity of a merger, combination, or consolidation, that results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act (an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Underlying Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange, and determine the effective date of that adjustment. For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable on the notes will be calculated as though the date of acceleration were the stated maturity date of the notes and as though the final calculation day during the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. In addition, the notes will not bear a default interest rate.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and the amount payable on the notes will be calculated as if the date of acceleration were the stated maturity date of the notes and as if the final calculation day during the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. In addition, the notes will not bear a default interest rate. If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Anti-Dilution Adjustments to Underlying Stocks That Are ADRs

For purposes of the anti-dilution adjustments set forth above, if an Underlying Stock is an ADR (an “Underlying ADR”), the calculation agent will consider the effect of any of the relevant events on the Underlying ADR, and adjustments will be made, as if the Underlying ADR was the Underlying Stock described above. For example, if the stock represented by the Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of 1, the Price Multiplier for the Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable term sheet, with respect to the notes linked to an Underlying ADR (or an Underlying Stock issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by the non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The calculation agent may determine not to make an adjustment if:

(A)	holders of the Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the notes had been linked directly to the common shares of the Underlying Company represented by the Underlying ADR; or

(B)	to the extent that the calculation agent determines that the Underlying Company or the depositary for the ADRs has adjusted the number of common shares of the Underlying Company represented by each share of the Underlying ADR, so that the market price of the Underlying ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of the Underlying ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the ADRs may also make adjustments in respect of the ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depositary, the calculation agent may adjust the Price Multiplier or other terms of the notes as the calculation agent determines commercially reasonable to account for that event.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier for any Underlying Stock or to the other terms of the notes, including the method of determining the Redemption Amount, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier for any Underlying Stock or any other terms of the notes that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on an Underlying Stock or any successor common stock. For example, if an Underlying Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on that Underlying Stock by dividing the strike price by two, then the calculation agent may also elect to divide the Starting Value by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the notes as if the Price Multiplier had been adjusted.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or any other U.S. national market system, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, then, on and after the date that the Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Underlying Stock may be deemed to be the Underlying Company’s common equity securities rather than the Underlying ADR. The calculation agent will determine the price of the Underlying Stock by reference to those common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the Closing Market Price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Delisting of an Underlying Stock or Nationalization of an Underlying Company

If a non-U.S. equity security serving as an Underlying Stock with a relevant exchange located outside the United States (an “Original Foreign Underlying Stock”) is no longer listed or admitted to trading on a securities exchange (a “Delisting Event”), or if the issuer of an Original Foreign Underlying Stock is nationalized (a “Nationalization Event”), the calculation agent, in its sole discretion, may either:

(a)	select a Successor Foreign Underlying Stock (as defined below) to that non-U.S. equity security after the close of the principal trading session on the Market Measure Business Day immediately prior to the effective date of the Delisting Event or Nationalization Event, as applicable (the effective date of the Delisting Event or Nationalization Event, as applicable, the “Change Date”), in accordance with the provisions of this section (each successor stock as so selected, a “Successor Foreign Underlying Stock” and each issuer of that Successor Foreign Underlying Stock, a “Successor Foreign Underlying Stock Issuer”); or

(b)	on and after the Change Date, (i) deem the closing price and, if applicable, the trading price of that Original Foreign Underlying Stock on each day to be the closing price of that Original Foreign Underlying Stock on the Market Measure Business Day immediately prior to the Change Date and (ii) deem the Price Multiplier of that Original Foreign Underlying Stock on each day to be the Price Multiplier of that Original Foreign Underlying Stock on the Market Measure Business Day immediately prior to the Change Date.

Upon the selection of any Successor Foreign Underlying Stock by the calculation agent as described above, then on and after the Change Date:

(a)	references in this product supplement or the applicable term sheet to the applicable “Underlying Stock” will no longer refer to the Original Foreign Underlying Stock and will be deemed instead to refer to that Successor Foreign Underlying Stock for all purposes;

(b)	references in this product supplement or the applicable term sheet to “issuer” (the Underlying Company) of the Original Foreign Underlying Stock will be deemed to be to the applicable Successor Foreign Underlying Stock Issuer for all purposes;

(c)	the relevant Starting Value or similar price for that Successor Foreign Underlying Stock will be determined by the calculation agent in a manner that it determines to be commercially reasonable; and

(d)	the Price Multiplier for that Successor Foreign Underlying Stock will be an amount as determined by the calculation in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Foreign Underlying Stock on the Market Measure Business Day immediately preceding the Change Date, subject to adjustment for certain corporate events related to that Successor Foreign Underlying Stock described in “—Anti-Dilution Adjustments.”

The “Successor Foreign Underlying Stock” with respect to the Underlying Stock will be the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Foreign Underlying Stock is organized or has its principal executive office, selected by the calculation agent from among the common stocks of three companies then listed on a non-U.S. securities exchange that are not the Original Foreign Underlying Stock, with the three largest market capitalizations within the same industry as the issuer of the Original Foreign Underlying Stock that also have an equity security that is listed and traded on a national securities exchange in the United States or the primary non-U.S. securities exchange or market for the Original Foreign Underlying Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Foreign Underlying Stock (prior to the Change Date), taking into account factors such as the calculation agent deems relevant, including, without limitation, dividend history and stock price volatility; provided, however, that a Successor Foreign Underlying Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of Royal Bank of Canada, the agents or any of our respective affiliates that would materially limit the ability of Royal Bank of Canada, the agents or any of our respective affiliates to hedge the notes with respect to that stock.

The calculation agent will provide information as to any Successor Foreign Underlying Stock upon written request by any holder of the notes.

Baskets

If the Market Measure to which your notes are linked includes a Basket, the Basket Components and if necessary, the definition of Market Measure Business Day will be set forth in the applicable term sheet. We will assign each Basket Component a weighting (the “Initial Component Weight”) so that each Basket Component represents a percentage of the value of the Basket on the pricing date. The Basket Components may or may not have equal Initial Component Weights, as set forth in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

The value of the Basket on the pricing date will be equal to 100. We will set a fixed factor (the “Component Ratio”) for each Basket Component on the applicable pricing date, based on the weighting of that Basket Component. The Component Ratio for each Basket Component will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing level or the Closing Market Price, as applicable, of that Basket Component on the applicable pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the value of the Basket will equal 100 on the applicable pricing date. The Component Ratios will not be revised subsequent to their determination on the applicable pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

The following table is for illustration purposes only, and does not reflect the actual composition, Initial Component Weights or Component Ratios of a Basket, all of which will be set forth in the applicable term sheet.

Example: The hypothetical Basket Components are Underlying Fund ABC, Index XYZ, and Index RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Level or Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Underlying Fund ABC	50.00%	$500.00	0.10000000	50.00
Index XYZ	25.00%	2,420.00	0.01033058	25.00
Index RST	25.00%	1,014.00	0.02465483	25.00
Value of the Basket on the pricing date				100.00

(1)	This column sets forth the hypothetical closing level or Closing Market Price, as applicable, of each Basket Component on the hypothetical pricing date.
(2)	The hypothetical Component Ratio for each Basket Component equals its Initial Component Weight (expressed as a percentage) multiplied by 100, and then divided by the hypothetical closing level or Closing Market Price, as applicable, of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Unless otherwise stated in the applicable term sheet, if a Market Disruption Event occurs on the applicable pricing date as to any Basket Component or the pricing date is determined by the calculation agent not to be a Market Measure Business Day for any Basket Component by reason of an extraordinary event, occurrence, declaration or otherwise, the calculation agent will establish the closing level or the Closing Market Price, as applicable, of that Basket Component (the “Basket Component Closing Value”), and thus its Component Ratio, based on the closing level or the Closing Market Price, as applicable, of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs for that Basket Component. In the event that a Market Disruption Event or non-Market Measure Business Day occurs for that Basket Component on the pricing date and on each scheduled Market Measure Business Day thereafter to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable. The final term sheet will provide the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)) and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning set forth in “—Market Disruption Events.”

Value of the Basket

The calculation agent will calculate the value of the Basket for an applicable day by summing the products of the closing level or the Closing Market Price, as applicable, of each Basket Component on such day (multiplied by its Price Multiplier on such day, if applicable) and the Component Ratio for that Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

Unless otherwise specified in the applicable term sheet, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled Observation Date or calculation day or (ii) any such date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing levels or the Closing Market Prices, as applicable, of the Basket Components for such non-calculation day, as follows:

•	The closing level or the Closing Market Price, as applicable, of each Basket Component that is not an Affected Basket Component will be its closing level or the Closing Market Price, as applicable, on such non-calculation day.

•	The closing level or the Closing Market Price, as applicable, of each Basket Component that is an Affected Basket Component for the applicable non-calculation day will be determined in the same manner as described in “—Certain Terms of the Notes—Events Relating to Observation Dates” and “—Certain Terms of the Notes—Events Relating to Calculation Days,” as applicable, provided that references to “closing level” or “Closing Market Price” will be deemed to be references to the closing level or Closing Market Price of the applicable Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in “—Market Disruption Events.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding payments on the notes, the Price Multiplier, the Market Measure, any Market Disruption Events, a successor index, successor underlying fund or successor underlying stock, Market Measure Business Days, business days, calculation days, non-calculation days, any anti-dilution adjustments, determinations related to any adjustments to, or discontinuance of, any Index or Underlying Fund or Underlying Stock, as applicable. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

We expect to appoint RBCCM or one of its affiliates as the calculation agent for each issue of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts (“Additional Amounts”) as may be necessary, so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a note or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or Payment Recipient:

(i)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)	who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the notes, the holding of the notes or the receipt of payments thereunder;

(iii)	who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares); or who is a “specified entity” as defined in subsection 18.4(1) of the Income Tax Act (Canada) with respect to “hybrid mismatch arrangements” with respect to Royal Bank of Canada;

(iv)	who presents such notes for payment (where presentation is required, such as if a note is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any note means:

(a)	the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)	if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the senior indenture;

(v)	who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply, with any statutory requirements necessary to establish qualifications for an exemption from withholding or deduction or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or

(vi)	who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the Code (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

For the purposes of clause (iv) above, if a note is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any Canadian taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes and (y) any Canadian taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay the amounts payable on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the senior indenture. If such an event occurs and is continuing, unless otherwise stated in the applicable term sheet, the amount payable to a holder of the notes upon any acceleration permitted under the senior indenture will be equal to the Redemption Amount calculated as set forth in the applicable term sheet, provided that such Redemption Amount will be determined as if the date of acceleration were the maturity date of the notes and as if the final calculation day of the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. If a bankruptcy proceeding is commenced in respect of us, your claim may be limited under applicable bankruptcy law. In case of a default in payment of the notes, whether at their maturity or upon acceleration, they will not bear a default interest rate. For additional discussion of these matters, please see “Description of Debt Securities—Modification and Waiver of the Debt Securities” beginning on page 10 and “—Events of Default” beginning on page 17 in the accompanying prospectus.

Terms Incorporated in the Master Note

Unless otherwise specified in the applicable term supplement, all terms of the notes included in the applicable term sheet and the relevant terms included in this “Description of the Notes” section, as modified by the applicable term sheet, if applicable, are incorporated into the master note representing the notes.

Listing

Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

BofAS and one or more of its affiliates may act as our agents for any offering of the notes. The agents may act on a principal basis or an agency basis, as set forth in the applicable term sheet. Each agent will be a party to the distribution agreement described in “Supplemental Plan of Distribution” beginning on page S-43 of the accompanying prospectus supplement.

Each agent will receive an underwriting discount that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the applicable agent in order to purchase the notes.

None of the agents is acting as your fiduciary or adviser solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus or prospectus supplement as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax and other advisers.

BofAS and any of its affiliates may use this product supplement and the accompanying prospectus supplement and prospectus, together with the applicable term sheet, in a market-making transaction for any notes after their initial sale solely for the purpose of providing investors with the description of the terms of the notes that were made available to investors in connection with the initial distribution of the notes. Secondary market investors should not, and will not be authorized to rely on these documents for information regarding Royal Bank of Canada or for any purpose other than that described in the immediately preceding sentence.

CANADIAN FEDERAL INCOME TAX SUMMARY

Noteholders Not Resident in Canada

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus) of owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

The Canadian tax disclosure in the prospectus is based on the assumption that a note is not at the time of acquisition and during any relevant period “taxable Canadian property” (as defined in the Income Tax Act (Canada)) of a Non-resident Holder.

For the purposes of this product supplement, the second paragraph under the heading “Tax Consequences—Canadian Taxation” in the prospectus is replaced by the following:

This summary also assumes that a Non-resident Holder: (i) is not an entity in respect of which the Bank or any transferee resident (or deemed to be resident) in Canada to whom the Non-Resident Holder disposes of, loans or otherwise transfers debt securities or warrants is a “specified entity”, and is not a “specified entity” in respect of such transferee, as that term is defined in subsection 18.4(1) of the Income Tax Act (Canada); and (ii) does not hold or dispose of debt securities or warrants, under, or in connection with, a “structured arrangement” (within the meaning of subsection 18.4(1) of the Income Tax Act (Canada)).

Noteholders Resident in Canada

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Resident Holder (as that term is defined in the section entitled “Certain Income Tax Consequences—Canadian Taxation” in the accompanying prospectus supplement) of owning notes under “Certain Income Tax Consequences—Canadian Taxation—Noteholders Resident in Canada” in the accompanying prospectus supplement.

For the purposes of this product supplement, the information provided in the accompanying prospectus supplement is modified as follows:

1.	under the heading “Certain Income Tax Consequences—Canadian Taxation—Noteholders Resident in Canada—Interest” the last paragraph is replaced by the following:

In certain circumstances, provisions of the Tax Act require a holder of a “prescribed debt obligation” (as defined for the purposes of the Tax Act) to include in income for each taxation year the amount of any interest, bonus or premium receivable on the obligation over its term based on the maximum amount of interest, bonus or premium receivable on the obligation. Notes may be considered to be prescribed debt obligations to a Resident Holder. However, counsel understands that the CRA’s current administrative practice is not to require any such accrual of interest on a prescribed debt obligation until such time as the return thereon becomes determinable. Resident Holders are advised to consult their tax advisers with respect to whether a particular note is prescribed debt obligation and the consequences to the Resident Holder in their particular circumstances.

2.	The paragraphs under the heading “Certain Income Tax Consequences – Canadian Taxation—Noteholders Resident in Canada—Redemption or other Disposition of Notes” is replaced by the following:

Disposition of Notes Other Than to Royal Bank of Canada

On an assignment or other transfer of a note by a Resident Holder (other than to Royal Bank of Canada), the Resident Holder will be required in the taxation year in which the assignment or transfer occurs to include in income as interest an amount equal to the excess, if any, of the price for which the note is so transferred over its outstanding principal amount at the time of the transfer.

The amount, if any, required to be so included in computing income as described above will be excluded in computing the Resident Holder’s proceeds of disposition of the note and will not give rise to a capital gain. The Resident Holder generally will realize a capital loss to the extent that the proceeds of disposition, net of any reasonable costs of disposition, are less than the Resident Holder’s adjusted cost base of the Security.

Disposition of Notes to Royal Bank of Canada

A Resident Holder who disposes of a note to Royal Bank of Canada will be considered to receive interest in an amount equal to the excess, if any, of the amount paid to the Resident Holder over the principal amount of the note. Where, in connection with an early redemption , such interest on a note becomes determinable in a taxation year prior to the taxation year in which the note is repaid, such interest will be deemed to have accrued, and will be required to be included in the Resident Holder’s income, in the taxation year in which the return became determinable, and will be excluded in computing the Resident Holder’s proceeds of disposition of the note.

A Resident Holder who disposes of a note to Royal Bank of Canada, and who receives proceeds that are less than the principal amount of the note generally will realize a capital loss to the extent that the amount received at such time is less than the Resident Holder’s adjusted cost base of such note.

3.	under the heading “Certain Income Tax Consequences—Canadian Taxation—Noteholders Resident in Canada—Other Taxes” the first paragraph is modified as follows:

A Resident Holder that is throughout the relevant taxation year a “Canadian controlled private corporation” (as defined in the Tax Act) or at any time in the year, a “substantive CCPC” (as defined in the Tax Act) may be liable to pay an additional tax of 10 2/3% on its “aggregate investment income” (as defined in the Tax Act) for the year, including interest and taxable capital gains. Such additional tax may be refundable in certain circumstances. Resident Holders should consult their own tax advisers in this regard.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes. Except where stated otherwise, this discussion generally assumes that you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the issue of notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of notes at another time or price may have different consequences from those described below, and therefore such purchasers should consult their tax advisers regarding the U.S. federal income tax consequences to them of the ownership and disposition of the notes. Subject to any additional discussion in the applicable term sheet, it is expected, and, except where stated otherwise, the discussion below assumes, that the issue price of a note will be equal to the stated principal amount indicated in the applicable term sheet.  This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or regulated investment company;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the notes to you.

We will not attempt to ascertain whether any issuer of any Underlying Stock, any Underlying Fund, or any component of an underlying Index or underlying Basket to which the notes relate (collectively, the “Underlying Issuers”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of the notes. If you are a U.S. Holder and you own or are deemed to own an equity interest in a PFIC for any taxable year, you would generally be required to file IRS Form 8621 with your annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC or PFIC.

The remainder of this discussion is based on the Code, final, temporary and proposed regulations, rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local, non-U.S. or other tax laws, estate or gift tax laws, or the potential application of any alternative minimum tax or the Medicare tax on net investment income. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Unless otherwise indicated in the applicable term sheet, this discussion applies only to notes that are denominated in U.S. dollars and are cash settled.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal income tax consequences set out in the applicable term sheet, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

There are no statutory, judicial or administrative authorities that directly address the U.S. federal income tax treatment of certain notes described in this product supplement. In particular, the consequences of ownership and disposition of the notes that are not treated as debt instruments for U.S. federal income tax purposes are subject to substantial uncertainty. For notes that are treated as debt instruments, there may be uncertainty regarding specific aspects of the timing and character of income you are required to recognize on the notes. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the notes are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the notes. For example, the IRS could treat notes that are not intended to be treated as debt instruments for U.S. federal income tax purposes in their entirety as debt instruments issued by us, with the consequences to U.S. Holders generally as described under “Tax Consequences to U.S. Holders—Notes Treated as Debt Instruments.” Under this treatment, as well as other potential alternative characterizations of the notes, you might be required to recognize taxable income at a time earlier than that described herein and/or recognize ordinary income or short-term capital gain rather than long-term capital gain.

For Non-U.S. Holders, an alternative treatment of a note (including a recharacterization of a note that is intended to be treated as a debt instrument) could cause payments on the note to be subject to U.S. federal withholding tax as well as different information reporting requirements.

Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Moreover, certain changes affecting the notes could result in the notes being treated as retired and reissued for U.S. federal income tax purposes, as discussed below under “Possible Taxable Event.” The treatment of the notes after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of notes generally assume that the stated treatment of each type of note is respected and that no deemed retirement and reissuance of the notes has occurred. You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment could apply to the notes.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes Treated as Debt Instruments

The following discussion applies to notes treated as debt instruments for U.S. federal income tax purposes.

General

The discussion below applies generally to all notes treated as debt instruments, but is subject to special rules applicable to certain categories of debt instruments described below under “—Short-Term Notes,” “—Notes Treated as Variable Rate Debt Instruments,” and “—Notes Treated as Contingent Payment Debt Instruments” and should be read in conjunction with those discussions, as applicable.

If a market disruption event occurs, the timing (and potentially the character) of income you recognize with respect to the notes could be affected. See also “Potential Taxable Event” regarding the possibility that certain changes could cause a note to be deemed retired and reissued for U.S. federal income tax purposes.

Payments of Interest. “Qualified stated interest” (as described below under “—Original Issue Discount”) on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of tax accounting.

Original Issue Discount. A note that has an “issue price” that is less than its “stated redemption price at maturity” will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes (an “OID note”) unless the discount is less than a de minimis amount as described below. Special rules governing the tax treatment of short-term notes and contingent payment debt instruments (which are not subject to this discussion) are described below under “— Short-Term Notes” and “— Notes Treated as Contingent Payment Debt Instruments,” respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “—Notes Treated as Variable Rate Debt Instruments” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the note is issued with OID.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount as determined under applicable Treasury regulations, the note will not be treated as issued with OID and therefore will not be subject to the rules described below. In this case, all stated interest on the notes will generally be treated as QSI, and you generally will include the discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

If you hold OID notes, you will be required to include any QSI in income when received or accrued in accordance with your method of tax accounting. In addition, you will be required to include OID in income as it accrues in accordance with a constant-yield method based on the compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID on the OID note that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the OID note at the beginning of the accrual period by the yield to maturity (as defined below) of the OID note, adjusted to take account of the length of the accrual period, and (ii) subtracting from that product the amount of QSI, if any, allocable to that accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments in all prior accrual periods other than QSI. The “yield to maturity” of an OID note is the discount rate that causes the present value on the issue date of all payments on the OID note to equal the issue price.

You may make an election to include in gross income all interest that accrues on any note (including, among other things, QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

A note subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the note is treated as issued with OID and, if so, the timing of accrual of the OID). Under applicable Treasury regulations, we will generally be presumed to exercise an unconditional option to redeem a note if the exercise of the option would lower the yield on the note. Conversely, you will generally be presumed to exercise an unconditional option to require us to repurchase a note if the exercise of the option would increase the yield on the note. In either case, if such an option is not in fact exercised, the note will be treated, solely for purposes of calculating OID, as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date.

Under these rules, if a note provides for a fixed rate of interest that increases over the term of the note, the note’s issue price is not below its stated principal amount and we have an unconditional option to redeem the note for an amount equal to the stated principal amount (plus accrued interest, if any) on or prior to the first date on which an increased rate of interest is in effect, the yield on the note will be lowered if we redeem the note before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the note will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the note will not be treated as issued with OID. If a note is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the note before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate. This means that the note that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If the actual remaining term of a note is one year or less at the time of a deemed reissuance, it is possible that the deemed reissued note would be treated as a short-term debt instrument. See “—Short-Term Notes” below. While a note with a deemed remaining term of one year or less based on the presumed exercise of an option should not be treated as a short-term debt instrument, the IRS or a court might treat the stated interest payable on the note as OID instead of QSI during that deemed remaining term. You should consult with your tax adviser regarding this uncertainty.

Acquisition Premium. If you purchase an OID note for an amount greater than its adjusted issue price at the purchase date and less than or equal to the sum of all amounts, other than QSI, payable on the OID note after the purchase date, the excess is “acquisition premium.” Under the rules applicable to acquisition premium, in general, the amount of OID that must be included in income for the OID note for any taxable year (or any portion of a taxable year in which the OID note is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost to purchase the note over the adjusted issue price of the OID note and the denominator of which is the excess of the OID note’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If you purchase a note (other than a CPDI (as defined below)) for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you generally will be considered to have purchased the note with amortizable bond premium equal to such excess. If the note is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the note using a constant-yield method. If, however, the note may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the note in that accrual period. In addition, if you have purchased an OID note with amortizable bond premium, you will not be required to accrue any OID on such OID note. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Market Discount. If you purchase a note (other than a Short-Term Note or a CPDI (as defined below)) for an amount that is less than its stated redemption price at maturity or, in the case of an OID note, its adjusted issue price, the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. Any payment, other than QSI, or any gain upon a taxable disposition of a note with market discount generally will be treated as ordinary income to the extent of the accrued market discount not previously included in income. Market discount accrues on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding (as described above under “—Original Issue Discount”).

If a note is disposed of in one of certain nontaxable transactions, accrued market discount will be included as ordinary income as if you had sold the note in a taxable transaction at its then fair market value. Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the note in an amount not exceeding the accrued market discount that you have not included in income.

If you make an election to include market discount in income as it accrues (a “market discount accrual election”), that election will apply to all market discount bonds acquired on or after the first day of the first taxable year to which that election applies. If you make a constant-yield election (as described under “—Original Issue Discount” above) with respect to a note purchased with market discount, that election will result in a deemed market discount accrual election for the taxable year in which the note was acquired.

Taxable Disposition of a Note. Upon a taxable disposition of a note, you will recognize gain or loss equal to the difference between the amount realized and your tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “—Payments of Interest” above. Your tax basis in a note will equal its cost, increased by the amounts of any OID or market discount you have previously accrued with respect to the note, if any, and decreased by any amortized bond premium and any principal payments you received prior to the taxable disposition of a note and by the amount of any other payments on the note that did not constitute QSI.

Subject to the discussion regarding market discount above, gain or loss realized upon the taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. The deductibility of capital losses is subject to limitations.

Short-Term Notes

The following discussion applies to notes with a term of one year or less (from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms) (“Short-Term Notes”). The treatment of notes with scheduled payments that may be postponed under certain circumstances is not entirely clear.  As a result, the IRS or a court may not respect our treatment of a particular issuance of notes as Short-Term Notes or conversely may determine that an issuance of notes should have been treated as Short-Term Notes.  In either case, the consequences of ownership and disposition of the affected notes could be significantly different from those resulting from our intended treatment.

Generally, a Short-Term Note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price. If you are a U.S. Holder who uses a cash method of tax accounting for U.S. federal income tax purposes (a “cash-method holder”), you generally will not be required to recognize income with respect to a Short-Term Note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a taxable disposition of the Short-Term Note. If you are a U.S. Holder who uses an accrual method of tax accounting for U.S. federal income tax purposes (an “accrual-method holder”), or a cash-method holder who elects to accrue income on the Short-Term Note currently, you will be subject to rules that generally require accrual of discount on Short-Term Notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of Short-Term Notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the relevant payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such Short-Term Notes.

Upon a taxable disposition of a Short-Term Note, you will generally recognize gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the Short-Term Note. Your tax basis in the Short-Term Note should equal its cost, increased, if you accrue income on the Short-Term Note currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation. The excess of the amount received at maturity over your tax basis in the Short-Term Note generally should be treated as ordinary income. If you sell a Short-Term Note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of Short-Term Notes providing for contingent payments.

If you are a cash-method holder, unless you make the election to accrue income currently on a Short-Term Note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the Short-Term Note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a Short-Term Note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the relevant payment is calculated. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies to floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on a VRDI That Provides for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “Single Rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a Single Rate VRDI exceeds its issue price by an amount equal to or greater than a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues, generally in accordance with the constant-yield method as described above under “—General—Original Issue Discount.” The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the value of the variable rate on the issue date (or, in certain cases, a fixed rate that reflects the yield that is reasonably expected for the VRDI) for each scheduled payment of the variable rate. A fixed rate payable for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%) will be treated as a single variable rate for the purposes of this paragraph.

Taxable Disposition of a VRDI. Subject to the discussion above under “—General—Market Discount,” upon a taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal its cost, increased by the amounts of OID or market discount (if any) you previously included in income with respect to the VRDI, and reduced by any payments you received other than QSI and any amortized bond premium. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition, and short-term capital gain or loss otherwise.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on a CPDI. We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the greater of (i) the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs and (ii) the applicable federal rate. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

We will determine the comparable yield and related projected payment schedule for each issuance of CPDIs and will provide them, or information on how to obtain them, in the applicable term sheet for the notes.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of tax accounting, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including maturity or earlier taxable disposition of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The “adjusted issue price” of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on a CPDI. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a taxable disposition of the CPDI.

Taxable Disposition of a CPDI. Upon a taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal its cost, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on a taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them become remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. Furthermore, if all the payments on a note become fixed prior to the original issue date, the note might be treated as a debt instrument that is not a CPDI for U.S. federal income tax purposes, as described above under “—General.” You should consult your tax adviser regarding the application of these rules.

CPDIs Purchased for Amounts Different from their Adjusted Issue Price. If you purchase a CPDI for an amount that is different from its “adjusted issue price,” you will be required to account for this difference, generally by allocating it reasonably among projected payments on the CPDI or daily portions of interest that you are required to accrue with respect to the CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser with respect to the tax consequences of an investment in CPDIs, including the treatment of the difference, if any, between your basis in the CPDI and the CPDI’s adjusted issue price.

Notes Treated as Prepaid Financial Contracts that are Open Transactions

The following discussion applies to notes treated as prepaid financial contracts that are “open transactions” for U.S. federal income tax purposes.

Tax Treatment Prior to Taxable Disposition

A U.S. Holder should not be required to recognize income over the term of the notes prior to maturity, other than pursuant to an earlier taxable disposition of the notes.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A note might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the note. In addition, the timing and character of income you recognize in respect of the reissued note after that time could also be affected. You should consult your tax adviser regarding the treatment of the notes in such an event.

Taxable Disposition of a Note

Upon a taxable disposition of a note, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the note. Your tax basis in a note should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Application of Section 1260 of the Code,” “—Possible Higher Tax on Notes Linked to ‘Collectibles,’” and “—Possible Application of Section 1258 of the Code,” this gain or loss should generally be long-term capital gain or loss if at the time of the taxable disposition you have held the note for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Notwithstanding the foregoing, if a buffered note provides for a single fixed upside payment equal to its buffer amount when the final value of the Market Measure(s) is greater than or equal to its final buffer value, it is possible that a portion of the proceeds you receive upon a taxable disposition of the note equal to the buffer amount could be treated as a separate item of ordinary income rather than as part of the amount realized on such taxable disposition of the note. Unless stated otherwise in the applicable term sheet, we intend to treat such proceeds as part of the amount realized on the taxable disposition of the note.

Possible Application of Section 1260 of the Code

If a note is linked to a Market Measure consisting of, or that includes, an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC (a “Section 1260 Underlying Equity”), depending upon the specific terms of the note it is possible that an investment in the note will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your note would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of notes with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your notes, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. In addition, as discussed below under “—Possible Higher Tax on Notes Linked to ‘Collectibles,’” if the notes are linked to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your notes up to the amount of the net underlying long-term capital gain could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Unless otherwise indicated in the applicable term sheet, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the notes.

Because the determination of whether a Market Measure is or includes an interest in a Section 1260 Underlying Equity generally depends on the Underlying Issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC), it may not be readily apparent whether a Market Measure is or includes an interest in a Section 1260 Underlying Equity. Moreover, a Market Measure that is an Index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the relevant note may be unclear. We do not undertake to ascertain whether any specific equity security (including an equity security in an Index) is a Section 1260 Underlying Equity. Accordingly, you should consult your tax adviser about the risk that Section 1260 will apply to the notes.

Possible Higher Tax on Notes Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain notes linked to a Market Measure that is or includes an interest in a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. You should consult your tax adviser regarding an investment in a note linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1258 of the Code

It is possible that an investment in certain notes, particularly those that provide for a single fixed upside payment, could be treated as a “conversion transaction” under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the notes were treated as a conversion transaction, the gain from the disposition of the notes would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by you to acquire the notes) for the period ending on the date of disposition (including a deemed sale described below under “Possible Taxable Event”) at a rate equal to 120% of the applicable federal rate. You should consult your tax adviser regarding the possible application of Section 1258 of the Code to the notes.

Notes Treated as Prepaid Financial Contracts with Associated Coupons

The following discussion applies to notes treated for U.S. federal income tax purposes as prepaid financial contracts with one or more associated coupon payments.

Coupon Payments

The U.S. federal income tax treatment of coupon payments on the notes is unclear. The discussion herein generally assumes that the coupon payments on the notes are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ. A different treatment could also affect your tax basis in the notes, and therefore the amount of gain or loss you recognize on a disposition of the notes. Except where stated otherwise, the discussion herein assumes that the coupon payments are taxable as ordinary income at the time received or accrued in accordance with your regular method of tax accounting.

If the payment at maturity on a note becomes fixed (or subject to a fixed minimum amount approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A note might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the note. In addition, the timing and character of income you recognize in respect of the note after that time could also be affected. You should consult your tax adviser regarding the treatment of the notes in such an event.

Taxable Disposition of a Note

Upon a taxable disposition of a note, you should recognize gain or loss generally in accordance with the discussions above under “—Notes Treated as Prepaid Financial Contracts that are Open Transactions—Taxable Disposition of a Note,” “—Possible Application of Section 1260 of the Code,”  “—Possible Higher Tax on Notes Linked to ‘Collectibles,’” and “—Possible Application of Section 1258 of the Code.”

For the purpose of determining the amount realized upon a taxable disposition of a note prior to retirement, the amount realized will generally not include any coupon payment paid upon the taxable disposition, and may not include disposition proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment.

Notes Treated as Put Options and Deposits

The following discussion applies to notes treated as a put option (the “Put Option”) written by you with respect to the Market Measure(s), secured by a deposit equal to the issue price of the note (the “Deposit”) for U.S. federal income tax purposes. This discussion generally assumes that the amount due at maturity or early retirement of the note (excluding the final coupon payment on the note) is equal to the issue price of the note unless the final value of one or more Market Measures is below a specified value. Under this treatment:

•	a portion of each coupon payment made with respect to the notes will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

If you purchase a note at a price other than the note’s issue price (or at a time other than the note’s issue date), you should consult your tax adviser about the allocation of your basis between the Put Option and the Deposit, as well as the potential application of the amortizable bond premium and market discount rules.  See “—Notes Treated as Debt Instruments—General—Amortizable Bond Premium” and “—Market Discount.”

Coupon Payments

Subject to any discussion in the applicable term sheet, interest on the Deposit should generally be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

If the term of the notes is not more than a year, taking into account the latest possible date on which the notes could be repaid according to their terms, the special rules under “—Notes Treated as Debt Instruments—Short-Term Notes” should apply to interest on the Deposit.

The Put Premium should not be taken into account until retirement (including an early redemption) or an earlier taxable disposition of the notes.

Taxable Disposition Prior to Retirement

Upon a taxable disposition of a note prior to retirement, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of the disposition. If the value of the Deposit on the date of the taxable disposition exceeds the amount realized on the taxable disposition of the note, you should be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the note equal to the amount of this excess in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (other than any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest) and (ii) your tax basis in the Deposit (i.e., the price you paid to acquire the note). Such gain or loss generally should be long-term capital gain or loss if you have held the note for more than one year, and short-term capital gain or loss otherwise. See “—Notes Treated as Debt Instruments—Short-Term Notes” for special rules applicable to the Deposit if the term of the notes is no more than a year.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Tax Treatment at Retirement

The coupon payment received upon retirement should be treated as described above under “Coupon Payments.”

If a note is retired for its stated principal amount (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case, you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received upon retirement.

If a note is retired for an amount of cash, not counting the final coupon payment, that is different from its stated principal amount, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the sum of the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a note who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the note.

As discussed below under “Possible Taxable Event,” under certain circumstances, the notes could be subject to a “significant modification” and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued notes might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to U.S. federal withholding tax in respect of the reissued notes, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax adviser regarding the consequences of a significant modification of the notes.

The discussion below generally assumes that income and gain on the notes are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

Notes Treated as Debt Instruments

Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code,” “—FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a note, assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person, and, in the case of coupon payments on a note, (i) you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote; (ii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and (iii) you are not a bank receiving interest on the notes within the meaning of Section 881(c)(3)(A) of the Code.

In the case of notes treated as Put Options and Deposits, please also see “—Notes Not Treated as Debt Instruments” below.

Notes Not Treated as Debt Instruments

The following discussion applies to notes not treated as debt instruments for U.S. federal income tax purposes, which for purposes of this discussion includes include notes treated as a combination of a Put Option and a Deposit.

Coupon Payments on a Note

Because significant aspects of the tax treatment of the notes are uncertain, persons having withholding responsibility in respect of the notes may treat a portion or all of each coupon payment on a note as subject to U.S. federal withholding tax, generally at a rate of 30% (unless an exception or lower treaty rate applies). To the extent that we have withholding responsibility in respect of such notes, we would expect generally to treat the coupon payments as subject to U.S. federal withholding tax. In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above. We will not pay any additional amounts in respect of such withholding.

Taxable Disposition of a Note

Subject to the discussions below under “—FIRPTA,” “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition (including retirement upon maturity or, if applicable, an earlier redemption) of a note (other than amounts received in respect of any coupon payment, which will be treated as described above under “—Coupon Payments on the Notes”), assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (collectively, “Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a significant modification (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the test in effect at that time to the note. If, pursuant to the terms of a note, an Underlying Security is added to (or substituted into) the composition of a Market Measure after the issuance of the note, whether or not resulting in a significant modification, we may determine that the note is subject to withholding under Section 871(m) at that later time. Accordingly, prospective investors should acquire such a note with the understanding that withholding may apply to payments thereon.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by us or the withholding agent. If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a simple contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the applicable term sheet for the notes.

In the case of a note that provides for a coupon linked to dividend payments on an Underlying Security, it is possible that a withholding agent will withhold under Section 871(m) with respect to the note in addition to any withholding tax imposed on any such coupon payment, in which case the application of Section 871(m) to the note could significantly increase your tax liability in respect of the note. You should consult your tax adviser regarding the possibility of additional withholding tax.

Depending on the terms of a note and whether or not it is issued prior to 2027, the applicable term sheet may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Security; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); whether the substantial equivalence test is met and the initial hedge (for a complex contract); and whether the changes to the composition of the Market Measure could possibly result in payments on the note becoming subject to withholding under Section 871(m).

You should consult your tax adviser regarding the potential application of Section 871(m) to a particular note and, if withholding applies, whether you are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on you and on withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to U.S. federal withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to investments in United States real property interests (each, a “USRPI”), including certain interests in USRPHCs. As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, an affected note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition. Absent an applicable exception, a person required to perform such withholding may be required to treat a note as a USRPI in certain circumstances, even if it is not known whether the note references a USRPHC.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not regularly traded on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. However, if you are a Non-U.S. Holder and own more than 5% of the outstanding notes of a class or series that references a USRPHC, and the notes are considered regularly traded, it is possible that any gain from the disposition of a note may be subject to U.S. federal income tax (although it generally would not be subject to withholding). A note may be considered regularly traded on an established securities market if it is regularly quoted by brokers or dealers who hold themselves out to buy or sell interests in the note at the quoted price. Certain attribution and aggregation rules apply, and you are urged to consult your tax adviser regarding whether your ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of your circumstances, including any other interest you might have in an Underlying Issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the note, including the possible imposition of a 30% (or lower treaty rate) branch profits tax if you are a corporation.

Possible Taxable Event

A change to a Market Measure could result in a significant modification of the affected notes. A change in the methodology by which a Market Measure is calculated, a change in the components of a Market Measure, a change in the timing or amount of payments on a note due to a market disruption event, the designation of a successor Market Measure or rate referenced by a note, or other similar circumstances resulting in a material change to a Market Measure could also result in a significant modification of the affected notes. In particular, the modification of a Market Measure as the result of the active management of an underlying Index or Basket could result in a significant modification of an affected note.

A significant modification would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Fungibility of Subsequent Issuances of the Notes

We may, without the consent of the holders of outstanding notes, issue additional notes with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original notes, these additional notes may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original notes.

In the case of notes treated as debt for U.S. federal income tax purposes, the additional notes may be considered to have been issued (in whole or in part) with OID even if the original notes had no OID, or the additional notes may have a greater amount of OID than the original notes. These differences may affect the market value of the original notes if the additional notes are not otherwise distinguishable from the original notes.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. Treasury and the IRS have recently released proposed regulations that, if finalized, would provide for rules that are substantively similar to those in the 2015 notices, except that all affected transactions would be categorized as “listed transactions” whereas certain of those transactions were categorized as “transactions of interest” by the 2015 notices. The proposed regulations apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. If we, an Index Publisher or calculation agent or other person were to exercise discretion under the terms of a note, or an Index underlying a note, and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant notes could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax adviser regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes as well as the proceeds of a taxable disposition (including retirement) of the notes may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m). While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement. Treasury has stated in the preamble to the proposed regulations that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the applicable term sheet, we will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

BENEFIT PLAN INVESTOR CONSIDERATIONS

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those parties in interest that engage in a prohibited transaction, unless relief is available under an applicable statutory, regulatory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code as well.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. The acquisition, holding or disposition of notes by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Under this exemption, the purchase and sale of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions or any other exemptions will be available with respect to transactions involving the notes.

Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, regulations or rules (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws before purchasing the notes.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented (both on behalf of itself and any Plan) by its purchase and holding of the notes that either (i) it is not a Plan or Non-ERISA Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (ii) the purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential consequences of any purchase, holding or disposition under ERISA, Section 4975 of the Code and/or Similar Laws, as applicable, and the availability of any exemptive relief.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (i) the design and terms of the notes, (ii) the purchaser or holder’s investment in the notes, (iii) the holding of the notes or (iv) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the notes;

•	we and our affiliates have acted and will act solely for our own account in connection with (i) all transactions relating to the notes and (ii) all hedging transactions in connection with our or our affiliates’ obligations under the notes;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything provided in this product supplement is or is intended to be investment advice directed at any potential Plan or Non-ERISA Arrangement purchaser or at such purchasers generally, and such purchasers should consult and rely on their own counsel and advisers as to whether an investment in the notes is suitable and consistent with ERISA, Section 4975 of the Code and any Similar Laws, as applicable.